Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 20, 2018

BY AND BETWEEN

OLD NATIONAL BANCORP

AND

KLEIN FINANCIAL, INC.

i

4.5	Financial Statements	28
4.6	Absence of Undisclosed Liabilities	29
4.7	Loans and Investments	29
4.8	Deposit Insurance	30
4.9	Reports and Filings	30
4.10	Subsidiaries; Interests in LLCs; Off Balance Sheet Arrangements	30
4.11	Books and Records, Internal Controls	31
4.12	Absence of Certain Developments	32
4.13	Properties	33
4.14	Intellectual Property	35
4.15	Community Reinvestment Act	35
4.16	Tax Matters	35
4.17	Contracts and Commitments	37
4.18	Litigation	39
4.19	No Brokers or Finders	39
4.20	Employee Benefit Plans	39
4.21	Insurance	43
4.22	Affiliate Transactions	43
4.23	Compliance with Laws; Permits	44
4.24	No Fiduciary Accounts	45
4.25	Regulatory Approvals	45
4.26	Registration Obligation	45
4.27	Disclosure	45
4.28	Shareholder Rights Plan	46
4.29	Opinion of Financial Advisor	46
4.30	Shareholder Approval	46

ARTICLE 5 CONDUCT OF BUSINESS PENDING THE MERGER		46

5.1	Conduct of Business	46
5.2	Access to Information; Confidentiality	50
5.3	Notice of Developments	51
5.4	Certain Loans and Related Matters	51
5.5	Financial Statements	52
5.6	Consents and Authorizations	52
5.7	Tax Matters	52
5.8	No Solicitation	54
5.9	Maintenance of Allowance for Loan and Lease Losses	55
5.10	KFI Forbearances	55

ARTICLE 6 ADDITIONAL COVENANTS AND AGREEMENTS		56

6.1	The Bank Merger	56
6.2	Filings and Regulatory Approvals	56
6.3	Shareholder Meeting; Registration Statement	56
6.4	Establishment of Accruals	59
6.5	Employee Matters	60

ii

6.6	Tax Treatment	63
6.7	Updated Schedules	63
6.8	Indemnification; Directors’ and Officers’ Insurance	63
6.9	Acquirer Confidential Information	64
6.10	Environmental	64

ARTICLE 7 CONDITIONS		65

7.1	Conditions to Obligations of Each Party	65
7.2	Additional Conditions to Obligation of KFI	66
7.3	Additional Conditions to Obligation of Acquirer	67

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER		68

8.1	Reasons for Termination	68
8.2	Effect of Termination	71
8.3	Expenses	71
8.4	Termination Fees	72
8.5	Amendment	73
8.6	Waiver	73

ARTICLE 9 GENERAL PROVISIONS		73

9.1	Press Releases and Announcements	73
9.2	Notices	73
9.3	Assignment	75
9.4	No Third Party Beneficiaries	75
9.5	Schedules	75
9.6	Interpretation	75
9.7	Severability	76
9.8	Complete Agreement	76
9.9	Governing Law	76
9.10	Submission to Jurisdiction	76
9.11	Specific Performance	77
9.12	Waiver of Jury Trial	77
9.13	Investigation of Representations, Warranties and Covenants	77
9.14	No Survival of Representations	77

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated to be effective as of June 20, 2018, by and between Old National Bancorp, an Indiana corporation (“Acquirer”), and Klein Financial, Inc., a Minnesota corporation (“KFI”).

WHEREAS, Acquirer and KFI seek to affiliate through a corporate reorganization whereby KFI will merge with and into Acquirer, and thereafter, KleinBank (“Bank”), a Minnesota state bank and wholly owned subsidiary of KFI, will be merged with and into Old National Bank (“Acquirer Bank”), a national banking association and wholly-owned subsidiary of Acquirer;

WHEREAS, the respective boards of directors of Acquirer and KFI have determined that it is advisable and in the best interests of their respective corporations and their respective shareholders to consummate the merger of KFI with and into Acquirer as described in Article 2 (the “Merger”) and have approved this Agreement and authorized its execution and designated this Agreement a plan of reorganization and a plan of merger;

WHEREAS, as an inducement to Acquirer to enter into this Agreement, certain shareholders of KFI have each agreed to execute and deliver concurrently with the execution of this Agreement to Acquirer voting agreements substantially in the form attached hereto as Exhibit D (the “Shareholder Voting Agreements”); and

WHEREAS, as an inducement to Acquirer to enter into this Agreement, KFI shall deliver concurrently with execution of this Agreement to Acquirer executed lock-up agreements substantially in the form attached hereto at Exhibit E from the shareholders listed on the KFI Disclosure Schedule, and from additional shareholders prior to the Closing Date in the second form attached at Exhibit E, restricting the sale of Acquirer Common Stock for sixty (60) to ninety (90) days after the Effective Time (collectively, the “Lock Up Agreements”);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto make this Agreement and prescribe the terms and conditions of the Merger as follows:

ARTICLE 1

DEFINITIONS

“Acquirer Closing Date Stock Price” means the Volume Weighted Average Price of a share of Acquirer Common Stock for the period ending on the day immediately preceding the Closing Date.

“Acquirer Common Stock” means the authorized shares of common stock, no par value per share, of Acquirer.

“Acquirer Disclosure Schedule” has the meaning set forth in the introduction to Article 3.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Acquirer) contemplating or otherwise relating to, or that could reasonably be expected to lead to, any direct or indirect Acquisition Transaction.

“Acquisition Transaction” means, other than the transactions contemplated by or described in this Agreement, any transaction or series of transactions involving (a) any merger, consolidation, share exchange, business combination, issuance of securities, recapitalization, liquidation, dissolution, joint venture, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which KFI or KleinBank is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of KFI or KleinBank or (iii) in which KFI or KleinBank issues or sells securities representing more than 20% of the outstanding securities of any class of equity securities of KFI or KleinBank or if any resulting parent company of KFI or KleinBank, (b) any sale (other than sales in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of KFI, or (c) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Acquirer of the transactions contemplated hereby.

“Adjusted Stock Purchase Price” shall be equal to (x) the Purchase Price less (y) the amount by which KFI Consolidated Shareholders’ Equity as of the Determination Date is less than Minimum Shareholders’ Equity.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Ancillary Documents” means the Shareholder Voting Agreement, the M. Klein Employment Agreement, the NDA and any and all other agreements, certificates and documents required to be delivered by either party hereto prior to or at the Closing pursuant to the terms of this Agreement.

“Articles of Incorporation” means, with respect to any corporation, those instruments that constitute its articles or certificate of incorporation, including any amendments thereto.

“Bank Regulators” means, collectively, the FRB, the MDC and the OCC.

“Business Day” means any day other than Saturday, Sunday or a day on which a state bank is required to be closed under Minnesota Law.

“Bylaws” mean, with respect to any corporation, those instruments that at that time constitute its bylaws, including any amendments thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” means any entity under common control with KFI within the meaning of Sections 414(b), (c), (m), (o) or (t) of the Code.

“Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

“Contract” means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

“CRA” means the Community Reinvestment Act.

“Determination Date” means the last calendar day of the month immediately preceding the month in which the Closing Date occurs.

“Encumbrance” means any charge, claim, community property interest, easement, covenant, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis during the periods involved.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to applicable Law.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“Indebtedness” means, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the Ordinary Course of Business consistent with past practices); (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person; (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for services and supplies incurred in the Ordinary Course of Business); (vi) all lease obligations of such Person that are required to be or otherwise are capitalized on the books and records of such Person in accordance with GAAP; (vii) all obligations of others secured by a lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof); (ix) all letters of credit or performance bonds issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the Ordinary Course of Business consistent with past practices) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks and service marks, whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (c) all domain names, corporate names and all combinations thereof, and associated therewith; (d) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (e) all datasets, databases and related documentation and (f) all other intellectual property and proprietary rights.

“IRS” means the Internal Revenue Service.

“KFI 401(k)” means the Klein Financial, Inc. Retirement Savings Plan.

“KFI Common Stock” means the authorized shares of common stock, no par value per share, of KFI.

“KFI Consolidated Shareholders’ Equity” shall be calculated as set forth in Exhibit F and shall be the consolidated shareholders’ equity of KFI as of the Determination Date determined in accordance with GAAP, excluding the net accumulated other comprehensive income/(loss) and to which shall be added the following amounts (which amounts shall also be calculated in accordance with GAAP): (i) any accruals, reserves or charges resulting from Transaction Expenses and other transactions contemplated by this Agreement (ii) any accruals, reserves or charges taken by KFI at the request of Acquirer pursuant to Section 5.9 and 6.4 hereof, and (iii) any dividends or capital distributions paid after the date of this Agreement and on or before the Determination Date in accordance with Section 5.1(c)(iv) or 5.7(f).

“KFI Converted Common Share” means each share of KFI Common Stock that will be converted into the Merger Consideration pursuant to Section 2.4(a).

“KFI Deferred Compensation Arrangements” means the Klein Financial, Inc. Deferred Compensation Plan, as amended, and the Deferred Compensation Agreements between KFI and the individuals listed in the KFI Disclosure Schedule, each as amended.

“KFI Disclosure Schedule” has the meaning set forth in the introduction to Article 4.

“Kleins” means, collectively, Alan Klein, Daniel Klein and James Klein.

“Knowledge” or other similar phrase means facts that are known by a director of KFI or executive officer of either KFI and its Subsidiaries or Acquirer and its Subsidiaries, as the case may be.

“Law” means any constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty of any Governmental Entity.

“Liability” means any liability or obligation whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted.

“Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“M. Klein Employment Agreement” means an Employment Agreement that Acquirer, Acquirer Bank and Matthew Klein, shall use commercially reasonable efforts to negotiate and enter into prior to the Closing and when effective will supersede and cancel the Employment Agreement dated February 1, 2018, between KleinBank and Mr. Klein; provided, however, that such supersession and cancellation shall not occur until all obligations thereunder have been paid in full.

“Material Adverse Effect” means any effect (i) that is material and adverse to the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or value of KFI and KleinBank and their respective Subsidiaries, taken as a whole, or Acquirer and its Subsidiaries, taken as a whole, as the case may be or (ii) that would materially impair the ability of Acquirer or KFI to perform their respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” will not be deemed to include the impact of (a) changes after the date hereof to Laws of general applicability to banks and bank holding companies or interpretation thereof by any Governmental Entity, (b) changes after the date hereof to GAAP or Regulatory Accounting Principles, (c) changes after the date hereof in economic conditions generally affecting banks and bank holding companies, (d) changes caused by the public announcement of the Merger, (e) the escalation or worsening of acts of war (whether or not declared), armed hostilities or terrorism, (f) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein, (g) any action required by this Agreement or actions taken or omitted to be taken by one party to this Agreement with the consent of the other party and (h) with respect to either KFI or KleinBank, the effects of any action taken with the prior written consent of Acquirer.

“Minimum Shareholders’ Equity” means (i) $231,358,000 if the Closing Date occurs on a date for which the Determination Date would be August 31, 2018, (ii) $233,429,000 if the Closing Date occurs on a date for which the Determination Date would be September 30, 2018, (iii) $237,866,000 if the Closing Date occurs on a date for which the Determination Date would be November 30, 2018, and (iv) $240,717,000 if the Closing Date occurs on a date for which the Determination Date would be December 31, 2018, or later.

“NDA” means the Confidentiality and Non-Disclosure Agreement dated March 22, 2018 between Acquirer and KFI.

“Ordinary Course of Business” means the ordinary course of business of KFI and KleinBank or Acquirer or their respective Subsidiaries, as the case may be, consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency).

“OREO” means other real estate owned.

“Permitted Encumbrances” means (a) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided required payments have been made and adequate accruals or reserves have been established in connection with any such contest), (b) Encumbrances of carriers, warehousemen, mechanics’ and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed as of the Closing Date), (c) easements, rights of way and restrictions, zoning ordinances and other similar Encumbrances affecting the Real Property and which do not unreasonably restrict the use thereof in the Ordinary Course of Business, (d) statutory Encumbrances in favor of lessors arising in connection with any property leased to KFI, KleinBank or their respective Subsidiaries, (e) Encumbrances reflected in the Latest Balance Sheets and the Related Statements or arising under Material Contracts and (f) Encumbrances that will be removed prior to or in connection with the Closing.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

“Plan” means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (a) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (b) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not Tax qualified and whether or not defined in Section 3(2) of ERISA) or (c) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA), (i) that is maintained or contributed to by either KFI or KleinBank or any Commonly Controlled Entity, (ii) that KFI, KleinBank or any Commonly Controlled Entity has committed to implement, establish, adopt or contribute to in the future, (iii) for which KFI, KleinBank or any Commonly Controlled Entity is or will be financially liable as a result of the direct sponsor’s affiliation with KFI and KleinBank or their shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by KFI, KleinBank or any Commonly Controlled Entity for the benefit of its employees or former employees) or (iv) for or with respect to which any of KFI, KleinBank or a Commonly Controlled Entity is or will become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer. “Plan” does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which neither KFI nor KleinBank nor any Commonly Controlled Entity has any present or reasonably predictable future Liability.

“Purchase Price” shall be equal to the Acquirer Closing Date Stock Price multiplied by the total number of shares of Acquirer Common Stock to be issued pursuant to Section 2.4 as though the Exchange Ratio was not adjusted pursuant to Section 2.6.

“Regulatory Accounting Principles” means accounting principles of Governmental Entities generally applicable to banks and bank holding companies.

“Remedies Exception” means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other Laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of public policy.

“Return” means any return, declaration, report, estimate, information return or statement filed with a government authority or agency and pertaining to any Taxes.

“Severance Costs” means (a) all amounts paid or payable to any employee of KFI, KleinBank or their respective Subsidiaries as a result of the execution of this Agreement or the performance and consummation of the transactions contemplated hereby (including any amounts due and payable pursuant to any existing employment, change in control, salary continuation, deferred compensation, non-competition, retention, bonus or other similar agreement, plan or arrangement) and (b) any severance payments required to be made on or after the Closing Date to any employee of KFI, KleinBank or their respective Subsidiaries that are required to be made pursuant to an agreement with KFI, KleinBank or their respective Subsidiaries to such Person if his or her employment with the surviving corporation in the Merger or Bank Merger, as the case may be, is terminated without “cause” (as defined in such agreement); provided, however, that Severance Costs will not include any payments made by Acquirer pursuant to Section 6.5(e)or (ii) any severance amounts paid or payable in connection with the M. Klein Employment Agreement.

“Shareholder Representatives” means the Kleins and as to post-Closing tax matters, Nanci Olson or such other person as the Kleins may designate in writing.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural person), whether incorporated or unincorporated, (a) in which such Person, directly or indirectly, (i) has a 50% or more equity interest or (ii) owns at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or (b) is required to be consolidated with such Person for financial reporting purposes pursuant to GAAP; provided, however, that the term will not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

“Superior Proposal” means any Acquisition Proposal (but changing references to “more than 20%” and to “more than 15%” in the definition of Acquisition Transaction to “more than 50%”) by a third party on terms which the board of directors of KFI determines in its good faith judgment, after consultation with, and receipt of written advice from, its financial advisors (which advice will be communicated to Acquirer), to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, (a) after taking into account the likelihood of consummation of such transaction on the terms set forth therein without undue delay, taking into account all legal, financial (including the financing terms of any such proposal and any break-up fees and expense reimbursement provisions under this Agreement), regulatory and other aspects of such proposal, and any other relevant factors permitted under applicable Law, (b) after giving Acquirer at least five (5) Business Days to respond to such third-party Acquisition Proposal once the board of directors of KFI has notified Acquirer that in the absence of any further action by Acquirer it would consider such Acquisition Proposal to be a Superior Proposal, and then (c) after taking into account any amendment or modification to this Agreement proposed by Acquirer.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, capital, replacement or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity.

“Transaction Expenses” means all amounts paid, to be paid, accrued or to be accrued by KFI, KleinBank or their respective Subsidiaries (or by Acquirer or Acquirer Bank, as successors to, or owners of, KFI, KleinBank and their respective Subsidiaries) that arise out of or in connection with the execution of this Agreement and the performance and consummation of the transactions contemplated hereby (whether arising before, at or after the Effective Time), including (a) legal, accounting and financial advisory fees or commissions, (b) Severance Costs and (c) other expenses incurred in connection with the termination of any Contract of KFI, KleinBank or their respective Subsidiaries (including Contracts relating to information technology or card services); provided, however, that, for the avoidance of doubt, Transaction Expenses will not include any (x) Dissenting Shareholder Payments or (y) regular cash bonuses payable by KFI, KleinBank or their respective Subsidiaries to certain officers or employees of KFI, KleinBank or their respective Subsidiaries in the Ordinary Course of Business and consistent with past practices.

“Volume Weighted Average Price” as of any date means (a) the sum, for each of the fifteen (15) consecutive trading days ending on and including the trading day immediately preceding such date, of the product of (i) the closing price of Acquirer Common Stock as quoted on the NASDAQ for such trading day, multiplied by, (ii) the trading volume of Acquirer Common Stock reported on the NASDAQ for such trading day, divided by (b) the aggregate trading volume over such 15-day period.

The following terms not defined above are defined in the sections indicated below:

Definition	Defined
Acquirer	Preamble
Acquirer 10-K Reports	3.5(a)
Acquirer 10-Q Report	3.5(a)
Acquirer Bank	Recitals
Acquirer Market Value	8.1(c)(iii)
Acquirer Plans	6.5(d)
Acquirer Regulatory Reports	3.6
Affordable Care Act	4.20(k)
Agents	5.2(a)
ALLL	4.7(c)
Bank Holding Company Act	3.1(a)
Bank Merger	2.13
Bank Merger Agreement	2.13
Bank Regulatory Approvals	3.2(b)
Blue Sky Laws	3.2(b)
Calculation Date	8.1(c)(iii)
Call Report	4.5(b)
Change of KFI Board Recommendation	6.3(a)
Closing	2.10
Closing Date	2.2(d)
D&O Insurance	6.8(b)
Dissenting Shareholder	2.9(b)
Dissenting Shareholder Payments	2.9(d)
Dissenting Shares	2.9(c)
Effective Date	2.2(d)
Effective Time	2.2(d)
Environmental Law	4.13(b)
Exchange Act	3.2(b)
Exchange Ratio	2.4(a)
Expenses	8.3
FDIA	3.1(b)
FDIC	3.11
FRB	3.2(b)
Indemnified Party	6.8(a)
Indiana Articles of Merger	2.2(c)
Initial Acquirer Market Value	8.1(c)(iii)
Insurance Amount	6.8(b)
KFI	Preamble
KFI Annual Financial Statements	4.5(a)
KleinBank Common Stock	4.3(a)
KleinBank Annual Financial Statements	4.5(b)
KleinBank Financial Statements	4.5(b)
Kleins	ARTICLE 1
KFI Board Recommendation	6.3(a)
KFI Financial Statements	4.5(a)
KFI Regulatory Reports	4.9
KFI Shareholder Meeting	6.3(a)
Latest Balance Sheets	4.5(c)
Letter of Transmittal	2.8
Loan	5.1(c)(xix)
Lock Up Agreements	Recitals
Material Contracts	4.17(a)

Definition	Defined
MBCA	2.1
MDC	3.2(b)
Merger	Recitals
Merger Consideration	2.4(a)
Minnesota Articles of Merger	2.2(c)
Minnesota Banking Statutes	3.2(b)
OCC	3.2(b)
NASDAQ	3.2(b)
Proxy Statement/Prospectus	6.3(b)
Registration Statement	6.3(b)
Real Property	4.13(a)
REC	6.10
Related KleinBank Statements	4.5(b)
Related KFI Statements	4.5(a)
Related Statements	4.5(c)
Representatives	5.8(a)
Required Consents	5.6
Required KFI Shareholder Vote	4.2(a)
SEC	3.5(a)
SEC Reports	3.5(a)
Securities Act	3.2(b)
Shareholder Tax Liability	5.7(f)
Shareholder Voting Agreement	Recitals
Sandler	4.19
Surviving Corporation	2.1
Termination Date	8.1(b)(iii)
Transfer Tax	5.7(d)

ARTICLE 2

MERGER

2.1 The Merger. Under the terms of this Agreement and subject to the satisfaction or waiver of the conditions set forth in Article 7, at the Effective Time, KFI will be merged with and into Acquirer. Acquirer, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the “Surviving Corporation.” The Merger will be effected pursuant to the provisions of, and with the effect provided in, the Indiana Business Corporation Law, Indiana Code 23-1-40 and Section 302A.651 of the Minnesota Business Corporation Act (the “MBCA”).

2.2 Effect of Merger.

(a) At the Effective Time, KFI will be merged with and into Acquirer, and the separate existence of KFI will cease. The Articles of Incorporation and the Bylaws of Acquirer, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and the Bylaws of the Surviving Corporation, until the same may be amended as provided therein and in accordance with applicable Law. The directors and officers of Acquirer immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and will qualify.

(b) At the Effective Time, the title to all assets, real estate and other property owned by KFI shall vest in the Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended, without reversion or impairment. At the Effective Time, all liabilities of KFI shall be assumed by the Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended.

(c) To effect the Merger, on or before the Closing Date, the parties hereto will cause the Articles of Merger substantially in the form attached hereto as Exhibit B (the “Indiana Articles of Merger”) and Articles of Merger substantially in the form attached hereto as Exhibit C (the “Minnesota Articles of Merger”) relating to the Merger to be filed with the Indiana Secretary of State and the Secretary of State of Minnesota, respectively.

(d) Upon the terms and subject to the conditions specified in this Agreement, unless otherwise mutually agreed to by the parties hereto, the closing date will occur on the last business day of the month following (i) the fulfillment of all conditions precedent to the Merger set forth in Article 7 of this Agreement and (ii) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Merger (the “Closing Date”). Notwithstanding the foregoing, (i) if the Closing Date were to occur on the last business day of November, then the Closing Date will be the last business day of December, and (ii) the Closing Date will not occur prior to September 30, 2018. The Merger will be effective as of 12:01 a.m. on the first calendar day of the month following the Closing Date (the “Effective Date”) as specified in the Indiana Articles of Merger and the Minnesota Articles of Merger (the “Effective Time”).

2.3 Reservation of Right to Revise Structure. At Acquirer’s election, the Merger may alternatively be structured so that (a) KFI is merged with and into any other direct or indirect wholly-owned subsidiary of Acquirer or (b) any direct or indirect wholly-owned subsidiary of Acquirer is merged with and into KFI; provided, however, that no such change shall (x) alter or change the amount or kind of the Merger Consideration (as hereinafter defined) or the treatment of the holders of KFI Common Stock, (y) prevent KFI from obtaining the opinion of counsel referred to in Section 7.2(e) or otherwise cause the transaction to fail to qualify for the tax treatment described in Section 2.12 or (z) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders) in order to reflect such election.

2.4 Conversion of KFI Common Stock.

(a) To effectuate the Merger, at the Effective Time, and without any further action of Acquirer, KFI or any holder of KFI Common Stock, each share of KFI Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held as treasury stock of KFI, (ii) shares held directly or indirectly by Acquirer, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any, and (iii) Dissenting Shares (as hereinafter defined)) will be canceled and extinguished and be converted into and become a right to receive 7.92 shares (the “Exchange Ratio”) (as adjusted in accordance with the terms of this Agreement) of Acquirer Common Stock (the “Merger Consideration”).

(b) Fractional shares of Acquirer Common Stock will be issued for KFI Converted Common Shares.

(c) Each share of KFI Common Stock held as treasury stock of KFI or held directly or indirectly by Acquirer (other than shares held in a fiduciary capacity or in satisfaction of Indebtedness previously contracted) will be canceled, retired and cease to exist, and no exchange or payment will be made with respect thereto.

2.5 Adjustments to Acquirer Common Stock. If Acquirer changes (or establishes a record date for changing) the number of shares of Acquirer Common Stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, extraordinary cash dividend, recapitalization, reclassification, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Acquirer Common Stock, and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be adjusted so the shareholders of KFI at the Effective Time shall receive, in the aggregate, such number of shares of Acquirer Common Stock representing the same percentage of outstanding shares of Acquirer Common Stock as would have been represented by the number of shares of Acquirer Common Stock the shareholders of KFI would have received if any of the foregoing actions had not occurred. No adjustment shall be made under this Section 2.5 solely as a result of Acquirer issuing additional shares of Acquirer Common Stock provided it receives fair market value consideration for such shares or such shares are issued in connection with the Acquirer employee benefit plans.

2.6 Adjustment to Exchange Ratio. At the Effective Time, the Exchange Ratio shall be adjusted, if applicable (which Exchange Ratio, as adjusted as provided below and in Section 2.5, shall become the “Exchange Ratio” for purposes of this Agreement), in accordance with this Section 2.6. If KFI Consolidated Shareholders’ Equity as of the Determination Date is less than Minimum Shareholders’ Equity, the Exchange Ratio shall be decreased to a quotient determined by dividing the Adjusted Stock Purchase Price by the total number of shares of KFI Common Stock outstanding at the Effective Time, and further dividing that number by the Acquirer Closing Date Stock Price.

2.7 Rights of Holders of KFI Common Stock; Capital Stock of Acquirer.

(a) As of the Effective Time, each outstanding stock certificate which immediately prior to the Effective Time represented the KFI Converted Common Shares will be deemed for all purposes to evidence the right to receive the (i) Merger Consideration for each KFI Converted Common Share and (ii) any dividends or distributions which the holder thereof has the right to receive under Section 2.8(g). The record holder of such outstanding stock certificate will, after the Effective Time, be entitled to vote the shares of Acquirer Common Stock into which such shares of KFI Common Stock will have been converted on any matters on which the holders of record of Acquirer Common Stock, as of or on any date subsequent to the Effective Time, will be entitled to vote subject to compliance with Section 2.8. In any matters relating to such stock certificates, Acquirer may rely conclusively upon the record of shareholders maintained by KFI containing the names and addresses of the holders of record of KFI Common Stock at the Effective Time.

(b) At and after the Effective Time, each share of capital stock of Acquirer issued and outstanding immediately prior to the Effective Time will remain an issued and existing share of capital stock of the Surviving Corporation and will not be affected by the Merger.

2.8 Payment and Exchange of Certificates.

(a) Payment of Merger Consideration; Exchange of Certificates. As promptly as practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, Acquirer will cause to be distributed to each holder of record of shares of KFI Common Stock immediately prior to the Effective Time which have been converted at the Effective Time into the right to receive the applicable Merger Consideration as provided in this Agreement a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates shall pass only upon proper delivery of the certificates to Acquirer) with a form providing instructions and requesting usual and customary information necessary to facilitate the surrender of certificates representing such shares and effect the exchange for the Merger Consideration (including fractional shares) and any dividends or distributions which the holder thereof has the right to receive under Section 2.8(g) for each KFI Converted Common Share (a “Letter of Transmittal”). Upon receipt by Acquirer or a paying agent appointed by Acquirer of a properly completed and executed Letter of Transmittal, Acquirer or such paying agent shall cause a statement of ownership of book-entry shares representing the Merger Consideration (including fractional shares) to be delivered to such holder and payment of dividends or distributions which such holder shall be entitled to receive in the manner provided in the Letter of Transmittal. A Letter of Transmittal will be deemed received by Acquirer only if Acquirer shall have received a fully and properly completed and signed (including duly executed transmittal materials included in the Letter of Transmittal) Letter of Transmittal. No interest will be paid on any Merger Consideration that any such holder shall be entitled to receive pursuant to this Section upon such delivery.

(b) The stock transfer books of KFI shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of KFI of any shares of KFI Common Stock.

(c) Acquirer shall be entitled to rely upon KFI’s stock transfer books to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any KFI Common Stock, Acquirer shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved from any and all liability with respect to any claims thereto.

(d) Subject to the terms of this Agreement and the Letter of Transmittal, Acquirer, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of all Letters of Transmittal and compliance by any holder of KFI Common Stock with the exchange procedures set forth herein and (ii) the method of issuance and delivery of a statement of ownership of book-entry shares representing the number of shares of Acquirer Common Stock into which shares of KFI Common Stock are converted in the Merger.

(e) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of KFI Common Stock that are held as treasury stock of KFI or owned by Acquirer (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be cancelled and shall cease to exist and no stock of KFI or other consideration shall be exchanged therefor.

(f) Lost Certificates. If any certificate representing KFI Converted Common Shares will have been lost, stolen or destroyed, Acquirer will issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in a form satisfactory to Acquirer or Acquirer’s paying agent, as applicable, the Merger Consideration for each KFI Converted Common Share.

(g) Dividends. Until outstanding certificates formerly representing KFI Converted Common Shares are surrendered as provided in Section 2.8(a), no dividend or distribution payable to holders of record of shares of Acquirer Common Stock will be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder, there will be paid to such holder the amount of any dividends or distributions (without interest) theretofore paid with respect to such whole shares of Acquirer Common Stock, but not paid to such holder, and which dividends or distributions had a record date occurring on or subsequent to the Effective Time.

(h) Failure to Surrender Certificates. If outstanding certificates formerly representing KFI Converted Common Shares are not surrendered prior to the date on which the Merger Consideration to which any holder of such shares is entitled as a result of the Merger would otherwise escheat to or become the property of any Governmental Entity, the unclaimed Merger Consideration will, to the extent permitted by abandoned property and any other applicable Law, become the property of Acquirer (and to the extent not in Acquirer’s possession, will be paid over to Acquirer), free and clear of any and all claims or interest of any Person, provided notice to KFI’s representatives identified in Section 9.2 of any shares not surrendered is delivered at least sixty (60) days prior to such escheatment date. Notwithstanding the foregoing, neither Acquirer nor any other Person will be liable to any former holder of KFI Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or other similar Laws.

(i) Full Satisfaction. The Merger Consideration issued and paid upon the surrender for exchange of each KFI Converted Common Share in accordance with the terms and conditions of this Agreement will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such KFI Converted Common Share.

2.9 Dissenting Shares.

(a) The holders of KFI Common Stock are entitled to dissenters’ rights under Section 302A.471 of the MBCA.

(b) Notwithstanding any provision of this Agreement to the contrary, any shares of KFI Common Stock that are issued and outstanding and held by a Person (a “Dissenting Shareholder”) who has demanded and perfected a demand for payment of the fair value of his, her or its shares of KFI Common Stock in accordance with Section 302A.473 of the MBCA and, as of the Effective Time, has neither effectively withdrawn nor lost his, her or its right to such demand will not represent a right to receive Merger Consideration for any share of KFI Common Stock pursuant to Section 2.4 , but in lieu thereof the holder thereof will be entitled to only such rights as are granted by the MBCA.

(c) Notwithstanding the provisions of Section 2.9(a), if any Dissenting Shareholder demanding payment of fair value of such Dissenting Shareholder’s shares of KFI Common Stock (“Dissenting Shares”) under the MBCA will effectively withdraw or lose (through failure to perfect or otherwise) such Dissenting Shareholder’s right to demand such payment, then, as of the Effective Time or the time of such withdrawal or loss, whichever occurs later, each Dissenting Share will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.4 upon surrender of the certificate or certificates representing such Dissenting Shares.

(d) KFI will give Acquirer prompt notice of any written objection by a Dissenting Shareholder to the Merger or any demands by a Dissenting Shareholder for payment of fair value of his, her or its shares of KFI Common Stock received by KFI in accordance with Section 302A.473 of the MBCA, and Acquirer will have the right, at its expense, to direct in all negotiations and proceedings with respect to such demands. KFI will not, except with the prior written consent of Acquirer or as otherwise required by Law, make any payment with respect to, settle, or offer to settle, any such demands. Acquirer will make any payments, settlement and offers of settlements to Dissenting Shareholders with respect to demands made pursuant to Section 302A.473 of the MBCA (“Dissenting Shareholder Payments”).

2.10 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Acquirer located at One Main Street, Evansville, Indiana, or at a location otherwise agreed upon by Acquirer and KFI. The failure of the Closing at an agreed upon place and time will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement.

(a) Subject to the conditions set forth in this Agreement, on the Closing Date, KFI will deliver to Acquirer:

(i) the certificate of KFI, dated the Closing Date, required by Section 7.3(c);

(ii) the certificate of KFI, dated the Closing Date, required by Section 7.3(d);

(iii) a certificate of KFI dated the Closing Date (A) stating the number of shares of KFI Common Stock outstanding immediately prior to the Effective Time, (B) stating that there are no other shares of capital stock of KFI or options, warrants, rights to acquire or securities convertible into capital stock of KFI, outstanding as of the Closing Date and (C) the number of the Dissenting Shares;

(iv) duly executed copies of all Required Consents;

(v) a certificate of the secretary or an assistant secretary of KleinBank, dated the Closing Date, certifying as to a copy of the text of the resolutions adopted by the board of directors of KleinBank, and by KFI as the sole shareholder of KleinBank, authorizing the Bank Merger;

(vi) a certificate of the secretary or an assistant secretary of KFI, dated the Closing Date, certifying as to a copy of the text of the resolutions adopted by the board of directors of KFI terminating the KFI 401(k) and freezing the KFI Deferred Compensation Arrangements as provided in Sections 6.5(b) and 6.5(c), respectively;

(vii) certificates representing all outstanding shares of KleinBank Common Stock, which will be free of any Encumbrance;

(viii) the minute books, stock transfer records, corporate seal and other materials related to the corporate administration of KFI, KleinBank and their respective Subsidiaries;

(ix) certificates dated as of a date not earlier than the third (3rd) Business Day prior to the Closing Date executed by appropriate officials of the State of Minnesota as to the good standing of KFI, KleinBank and their respective Subsidiaries;

(x) a duly executed Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) statement for purposes of satisfying Acquirer’s obligations under Section 1.1445-2(c) of the Treasury Regulations;

(xi) such other certificates, documents and instruments that Acquirer reasonably requests for the purpose of (1) evidencing the accuracy of the representations and warranties of KFI, (2) evidencing the performance and compliance by KFI with agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in Section 7.3 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement;

(xii) a certificate of KFI Consolidated Shareholders’ Equity as of the Determination Date from KFI’s outside, independent certified public accountants; and

(b) Subject to the conditions set forth in this Agreement, on the Closing Date, Acquirer will deliver to KFI:

(i) the certificate of Acquirer, dated the Closing Date, required by Section 7.2(c);

(ii) the certificate of Acquirer, dated the Closing Date, required by Section 7.2(d); and

(iii) such other certificates, documents and instruments that KFI reasonably requests for the purpose of (1) evidencing the accuracy of the representations and warranties of Acquirer, (2) evidencing the performance and compliance by Acquirer with agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in Section 7.2 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

2.11 Withholding. Acquirer or its paying agent will be entitled to deduct and withhold, from the Merger Consideration otherwise payable pursuant to this Agreement, any amounts required to be withheld or deducted with respect to such consideration under any applicable provisions of all Laws relating to Taxes (including the Code). Acquirer or its paying agent, as applicable, will remit such withheld amounts (or the cash equivalent value with respect to any such withheld shares of Acquirer Common Stock) to the appropriate Governmental Entity in accordance with applicable Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Entity, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of KFI Common Stock in respect of which such deduction and withholding was made.

2.12 Tax-Free Reorganization. The acquisition contemplated by this Agreement is intended to be a reorganization within the meaning of Section 368(a)(1) of the Code and Treasury Regulations promulgated thereunder, and this Agreement is intended to be a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Each party to this Agreement agrees to treat this acquisition as a reorganization within the meaning of Section 368(a)(1) of the Code and agrees to treat this Agreement as a “plan of reorganization” within the meaning of the Treasury Regulations under Section 368 of the Code, unless and until, as to such party, there is a determination, within the meaning of Section 1313 of the Code and the Treasury Regulations thereunder, that such treatment is not correct.

2.13 Bank Merger. KFI and Acquirer agree to take all action necessary and appropriate, including entering into a plan of merger (the “Bank Merger Agreement”) substantially in the form attached hereto as Exhibit A, to cause KleinBank to merge with and into Acquirer Bank (the “Bank Merger”) in accordance with the applicable laws and regulations effective simultaneous with the consummation of the Merger. At the effective time of the Bank Merger, the separate corporate existence of KleinBank will terminate. Acquirer Bank will be the surviving bank and will continue its corporate existence under applicable law. The articles of association of Acquirer Bank, as then in effect, will be the articles of association of the surviving bank, and the Bylaws of Acquirer Bank, as then in effect, will be the Bylaws of the surviving bank.

2.14 Absence of Control. Subject to any specific provisions of the Agreement, it is the intent of the parties to this Agreement that neither Acquirer nor KFI by reason of this Agreement shall be deemed (until consummation of the transactions contemplated here) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.

2.15 Additional Actions. If, at any time after the Effective Time, Acquirer will consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper to: (a) vest, perfect or confirm, of record or otherwise, in Acquirer its right, title or interest in or to or under any of the rights, privileges, powers, franchises, properties or assets of KFI, KleinBank or their respective Subsidiaries or (b) otherwise carry out the purposes of this Agreement, Acquirer and its proper officers and directors or their designees will be authorized to execute and deliver, in the name and on behalf of KFI, KleinBank and their respective Subsidiaries, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of KFI, KleinBank and their respective Subsidiaries, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm Acquirer’s right, title or interest in or to or under any of the rights, privileges, powers, franchises, properties or assets of KFI, KleinBank and their respective Subsidiaries and otherwise to carry out the purposes of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ACQUIRER

On or prior to the date hereof, Acquirer has delivered to KFI a schedule (the “Acquirer Disclosure Schedule”) setting forth, among other things, items the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 3.

Accordingly, Acquirer hereby represents and warrants to KFI as follows, except as set forth in the Acquirer Disclosure Schedule:

3.1 Organization and Qualification.

(a) Acquirer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Indiana, and it has the requisite corporate power to carry on its business as now conducted. Acquirer is registered as a bank holding company under Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). Acquirer is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership or property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not be reasonably expected to have a Material Adverse Effect on Acquirer. The copies of the Articles of Incorporation and Bylaws of Acquirer which have been provided to KFI prior to the date of this Agreement are correct and complete and reflect all amendments made thereto. Acquirer is not in violation of any provision of its Articles of Incorporation or Bylaws.

(b) Acquirer Bank is a national bank association authorized to transact business as a bank in and, duly organized, validly existing and in good standing under the Laws of the United States. Acquirer Bank has the requisite corporate power and authority (including all material Governmental Authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. Acquirer Bank is an insured bank as defined in the Federal Deposit Insurance Act, as amended (the “FDIA”). The nature of the business of Acquirer Bank does not require it to be qualified to do business in any jurisdiction. Except as disclosed on the Acquirer Disclosure Schedule, Acquirer Bank has no Subsidiaries and no equity interest, direct or indirect, in any bank or corporation or in any limited liability company, partnership, joint venture or other business enterprise or entity, except as acquired through settlement of Indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity. The copies of the Articles of Incorporation and Bylaws of Acquirer Bank which have been provided to KFI prior to the date of this Agreement are correct and complete and reflect all amendments made thereto. Acquirer Bank is not in violation of any provision of its Articles of Incorporation or Bylaws.

(c) Other Acquirer Subsidiaries. Each Acquirer Subsidiary other than Acquirer Bank is duly organized and validly existing under the laws of its jurisdiction of organization, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

3.2 Authority Relative to this Agreement; Non-Contravention.

(a) Acquirer has the requisite corporate power and authority to enter into this Agreement and the Ancillary Documents (to which Acquirer is a party) and to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.1(a) and 7.1(e) hereof, and thereunder. The execution and delivery of this Agreement and such Ancillary Documents by Acquirer and the consummation by Acquirer of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Acquirer. No other corporate proceedings on the part of Acquirer are necessary to authorize this Agreement, the Ancillary Documents (to which Acquirer is a party), or to consummate the Merger and the transactions contemplated by this Agreement. This Agreement and the Ancillary Documents (to which Acquirer is a party) have been duly executed and delivered by Acquirer and constitute a valid and binding obligation of Acquirer, subject to the fulfillment of the conditions precedent set forth in Sections 7.1(a) and 7.1(e) hereof, enforceable in accordance with their terms, subject to the Remedies Exception. Acquirer is not subject to, or obligated under, any provision of (a) its Articles of Incorporation or Bylaws, (b) any Contract, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the Section 3.2(b), any Law, order, judgment or decree, which (x) would be breached or violated, or in respect of which a right of termination or acceleration or any Encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement and the Ancillary Documents, or the consummation of the transactions contemplated hereby and thereby and (y) reasonably would be expected to have a Material Adverse Effect.

(b) Other than in connection with obtaining any approvals or waivers from the Board of Governors of the Federal Reserve System (the “FRB”) for the Merger required under the Bank Holding Company Act, any approvals from the Minnesota Department of Commerce (the “MDC”) for the change in control of the ownership of KleinBank or the Bank Merger required under Sections 46.048 and 49.33 of the Revised Statutes of Minnesota (the “Minnesota Banking Statutes”) and any approvals from the Office of the Comptroller of the Currency (the “OCC”) for the Bank Merger required under Bank Merger Act (such approvals or waivers under the Bank Holding Company Act, the Minnesota Banking Statutes, and the Bank Merger Act being herein collectively referred to as the “Bank Regulatory Approvals”); approvals to issue Acquirer Common Stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), under state securities or blue sky laws and the rules and regulations thereunder (“Blue Sky Laws”), and under the rules of the NASDAQ Global Market (“NASDAQ”); filings with respect to the Merger under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”); the filing with respect to the Merger of the Minnesota Articles of Merger with the Secretary of State of Minnesota and with respect to the Bank Merger of a certificate of merger with the MDC; no authorization, consent or approval of, or filing with, any Governmental Entity is necessary on the part of Acquirer for the consummation by it of the transactions contemplated by this Agreement.

3.3 Validity of Acquirer Common Stock. The shares of Acquirer Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance. Such shares of Acquirer Common Stock will be authorized for listing on the NASDAQ or other national securities exchange upon official notice of issuance. The shares of Acquirer Common Stock to be issued pursuant to this Agreement will be free of any preemptive rights of the shareholders of Acquirer or any other Person. The shares of Acquirer Common Stock to be issued pursuant to this Agreement will not be subject to any restrictions on transfer arising under the Securities Act; provided, however, that any holders of such shares who become employees of Acquirer or any of its Subsidiaries will be subject to Acquirer’s insider trading policies (including the “black-out” periods relating to the trading of shares of Acquirer Common Stock) to the extent such employees are covered by such insider trading policies.

3.4 Capital Stock.

(a) The authorized capital stock of Acquirer consists of 300,000,000 shares of Acquirer Common Stock, of which approximately 152,172,000 shares were issued and outstanding as of March 31, 2018, and 2,000,000 shares of preferred stock without par value, none of which are outstanding as of the date hereof.

(b) Subject to 12 U.S.C. § 55, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Acquirer Subsidiary is owned by Acquirer free and clear of all liens, pledges, charges, claims, Encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other Person with respect thereto.

(c) Except as disclosed in its SEC Reports, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements, investment units or subscription rights relating to any shares of Acquirer Common Stock or any of Acquirer’s Subsidiaries, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Acquirer or its Subsidiaries, by which Acquirer is or may become bound. Acquirer does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Acquirer Common Stock. To the Knowledge of Acquirer, there are no voting trusts, voting arrangements, buy-sell agreements or similar arrangements affecting the capital stock of Acquirer or its Subsidiaries.

(d) Except as disclosed in its SEC Reports, Acquirer has no Knowledge of any Person which beneficially owns (as defined in Rule 13d-3 under the 1934 Act) 5% or more of its outstanding shares of common stock.

3.5 Exchange Act Reports.

(a) Prior to the execution of this Agreement, unless publicly available, Acquirer has made available to KFI complete and accurate copies of (i) Acquirer’s Annual Reports on Form 10-K for the years ended December 31, 2015, 2016 and 2017, as amended (the “Acquirer 10-K Reports”), as filed under the Exchange Act with the Securities and Exchange Commission (the “SEC”), (ii) all Acquirer proxy statements and annual reports to shareholders used in connection with meetings of Acquirer shareholders held since January 1, 2015 and (iii) Acquirer’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Acquirer 10-Q Report”), as filed under the Exchange Act with the SEC (all such 10-K, 10-Q, proxy statements and any other reports or filings with the SEC collectively referred to as the “SEC Reports”). As of their respective dates, the SEC Reports (together with all other material reports and statements (including any amendments required to be made with respect thereto) which have not been superseded by the Acquirer Form 10-K Reports, the Acquirer Form 10-Q Report and Acquirer’s most recent proxy statement) that Acquirer was required to file with the SEC pursuant to the Exchange Act after January 1, 2015, (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable Laws and rules and regulations of the SEC. Since January 1, 2015, Acquirer has filed all reports that it was required to file with the SEC pursuant to the Exchange Act.

(b) Acquirer’s financial statements (including any footnotes thereto) contained in the Acquirer 10-K Reports and the Acquirer 10-Q Report were prepared in accordance with GAAP (except that the financial statements set forth in the Acquirer 10-Q Report may not contain all notes required by GAAP and are subject to year-end adjustments, none of which is material) and fairly present the consolidated financial position of Acquirer and its Subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders’ equity and cash flows for the periods then ended.

3.6 Reports and Filings. Since January 1, 2017, Acquirer and each of its Subsidiaries has filed each report or other filing that it was required to file with any federal or state banking, bank holding company or other applicable Governmental Entity having jurisdiction over it, including the FRB, the OCC and any applicable state bank regulatory authorities (together with all exhibits thereto, the “Acquirer Regulatory Reports”). Acquirer has provided or made available to KFI copies of all Acquirer Regulatory Reports filed since January 1, 2017 that it is permitted to provide consistent with and under applicable Law. As of their respective dates or as subsequently amended prior to the date hereof, each Acquirer Regulatory Report was true and correct in all material respects and complied in all material respects with applicable Laws.

3.7 Compliance with Laws, Permits.

(a) Acquirer and each of its Subsidiaries is, and at all times since January 1, 2014 has been, in compliance in all material respects with all Laws, Governmental Orders or Governmental Authorizations, including (to the extent applicable) the Bank Holding Company Act, the FDIA, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the Federal Reserve Act, each as amended, and any other applicable Governmental Order or Governmental Authorization regulating or otherwise affecting bank holding companies, banks and banking, except where such lack of compliance would not have a Material Adverse Effect on Acquirer or the consummation of the Merger or other transactions contemplated by this Agreement.

(b) Since January 1, 2014, neither Acquirer nor any of its banking Subsidiaries has been advised of, and, to the Knowledge of Acquirer, no facts or circumstances exist that could reasonably be expected to cause Acquirer or any of its banking Subsidiaries to be deemed to be operating in violation of any provision of the Bank Secrecy Act, the USA PATRIOT Act of 2001 or any Governmental Order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law or Governmental Order issued with respect to economic sanctions programs by the U.S. Department of the Treasury’s Office of Foreign Assets Control, except where such violation would not have a Material Adverse Effect on Acquirer or the consummation of the Merger or other transactions contemplated by this Agreement.

(c) Since January 1, 2014, Acquirer and each of its Subsidiaries has held all material Governmental Authorizations required for the conduct of its business, except where such failure to hold same would not have a Material Adverse Effect on Acquirer or the consummation of the Merger or other transactions contemplated by this Agreement.

(d) Since January 1, 2014 and as of the date hereof, neither Acquirer nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Bank Regulator, nor has Acquirer or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Bank Regulator, except for policies and procedures adopted in the ordinary course which would not have a Material Adverse Effect on Acquirer or the consummation of the Merger or other transactions contemplated by this Agreement. Acquirer and its Subsidiaries have paid all assessments made or imposed by any Bank Regulator.

(e) As of the date hereof, neither Acquirer nor any of its Subsidiaries has been advised by, nor does it have any Knowledge of facts which could give rise to an advisory notice by, any Bank Regulator that such Bank Regulator is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

(f) No Governmental Entity has initiated since December 31, 2014 or has pending, any proceeding, enforcement action or, to the Knowledge of Acquirer, investigation or inquiry into the business, operations, policies, practices or disclosures of either Acquirer or any of its Subsidiaries (other than normal examinations conducted by a Bank Regulator in the ordinary course of the business of Acquirer and its banking Subsidiaries), or, to the Knowledge of Acquirer, threatened any of the foregoing and (ii) there is no unresolved violation, criticism, comment or exception by any Bank Regulator with respect to any report or statement relating to any examinations or inspections of Acquirer or any of its Subsidiaries.

3.8 Regulatory Approvals, Orders and Agreements. As of the date hereof, Acquirer is not aware of any fact or circumstance relating to it or Acquirer Bank that would materially impede or delay receipt of any Bank Regulatory Approvals or that would likely result in the Bank Regulatory Approvals not being obtained. As of the date hereof, neither Acquirer nor Acquirer Bank is subject to any Governmental Order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions at the request of, any Governmental Entity that would reasonably be expected to impair the ability of Acquirer to obtain the Bank Regulatory Approvals in a timely fashion or to operate Acquirer Bank in the Ordinary Course of Business after the Merger.

3.9 Certain Tax Matters. Neither Acquirer nor any Affiliate has taken or agreed to take any action, or knows of any circumstances, that would prevent the acquisition contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code.

3.10 Litigation. There is no Litigation pending against or, to the Knowledge of Acquirer, threatened against Acquirer or its Subsidiaries, and no Governmental Order to which Acquirer or its Subsidiaries is subject, that (a) in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or (b) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquirer or Acquirer Bank.

3.11 Deposit Insurance. The deposits of each Acquirer Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) in accordance with the FDIA, as amended, to the fullest extent provided by applicable law.

3.12 Books and Records, Internal Controls.

(a) The books and records of Acquirer are, in all material respects, complete, correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of Acquirer on a consolidated basis set forth in the financial statements included in the SEC Reports.

(b) Acquirer and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Since December 31, 2016, (i) through the date hereof, neither Acquirer nor its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Acquirer or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Acquirer or its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Acquirer or its Subsidiaries, whether or not employed by Acquirer or its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Acquirer or its Subsidiaries or any of their respective officers, directors, employees or agents to the board of directors of Acquirer or its Subsidiaries or any committee thereof or to any director or officer of Acquirer or its Subsidiaries.

3.13 NASDAQ Global Market. Acquirer is in compliance in all material respects with the applicable listing rules and corporate governance rules and regulations of NASDAQ.

3.14 No Brokers or Finders. Except for fees and other compensation payable to Acquirer’s attorneys, accountants and Keefe, Bruyette & Woods, Inc., there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Acquirer or any of its Subsidiaries.

3.15 No Other Representations or Warranties. The representations and warranties of Acquirer contained in this Agreement do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Acquirer that has not been disclosed to KFI pursuant to this Agreement and the Acquirer Disclosure Schedule or in the course of KFI’s due diligence investigation that would have or would reasonably be expected to have a Material Adverse Effect on Acquirer or Acquirer Bank, or materially adversely affect the consummation of the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KFI

On or prior to the date hereof, KFI has delivered to Acquirer a schedule (the “KFI Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 4 or to one or more of its covenants contained in Article 5. Accordingly, KFI hereby represents and warrants to Acquirer that, except as described in the KFI Disclosure Schedule:

4.1 Organization and Qualification.

(a) KFI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. KFI is a financial holding company registered under the Bank Holding Company Act. KFI has previously provided Acquirer with a complete list of its Subsidiaries. KFI is, and as of the Closing Date will be, the lawful record and beneficial owner of all of the issued and outstanding stock of KleinBank, free and clear of any Encumbrance The copies of the Articles of Incorporation and Bylaws of KFI and any similar governing documents for each of KFI’s Subsidiaries, which have been previously provided to Acquirer, are correct and complete and reflect all amendments made thereto. KFI is not in violation of any provisions of its Articles of Incorporation and Bylaws.

(b) KleinBank is a Minnesota banking corporation authorized to conduct business as a bank in Minnesota and duly organized, validly existing and in good standing under the Laws of the State of Minnesota. KleinBank has the requisite corporate power and authority (including all material Governmental Authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. KleinBank is an insured bank as defined in the FDIA. Except as previously disclosed to Acquirer, KleinBank has no Subsidiaries. KleinBank is not qualified to do business in any jurisdiction other than the

State of Minnesota. KleinBank has not received any written or oral notice or other communication from any Governmental Entity that the nature of the business of KleinBank requires it to be qualified to do business in any jurisdiction other than the State of Minnesota. The copies of the Articles of Incorporation and Bylaws of KleinBank, which have been provided to Acquirer prior to the date of this Agreement, are correct and complete and reflect all amendments made thereto. KleinBank is not in violation of any provisions of its Articles of Incorporation and Bylaws.

(c) Each of KFI’s Subsidiaries other than KleinBank is duly organized and validly existing under the laws of its jurisdiction of organization, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

4.2 Authority Relative to this Agreement; Non-Contravention.

(a) KFI has the requisite corporate power and authority to enter into this Agreement and the Ancillary Documents (to which KFI is a party), and to carry out its obligations hereunder and thereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.1(a) and 7.1(e). The execution and delivery of this Agreement and such Ancillary Documents by KFI and the consummation by KFI of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of KFI. Other than the approval of the Merger by holders of at least a majority of the number of issued and outstanding shares of KFI Common Stock as of the record date for the KFI Shareholder Meeting (the “Required KFI Shareholder Vote”), no other corporate proceedings on the part of KFI are necessary to authorize this Agreement, or the Ancillary Documents (to which KFI is a party), or to consummate the Merger or any other transactions contemplated hereby or thereby.

(b) This Agreement and the Ancillary Documents (to which KFI is a party) have been duly executed and delivered by KFI and constitute a valid and binding obligation of KFI, enforceable in accordance with its terms, subject to the Remedies Exception. Neither KFI, nor KleinBank nor any of their respective Subsidiaries is subject to, or obligated under, any provision of (i) its Articles of Incorporation, Bylaws or other governing documents, (ii) any Contract, except for any Contracts for which Required Consents must be obtained pursuant to Section 7.3(f) or Contracts that expire or are terminated prior to the Effective Time, (iii) any license, franchise or permit or (iv) subject to obtaining the approvals referred to in Section 4.2(c), any Law, order, judgment or decree, which (A) would be breached or violated, or in respect of which a right of termination or acceleration or any Encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement and the Ancillary Documents, or the consummation of the transactions contemplated hereby and thereby and (B) that could reasonably be expected to have a Material Adverse Effect.

(c) Other than the Bank Regulatory Approvals, the filing of the Indiana Articles of Merger and the Minnesota Articles of Merger, no Governmental Authorization is necessary on the part of either of KFI, KleinBank or their respective Subsidiaries for the consummation by KFI of the transactions contemplated by this Agreement and the Ancillary Documents.

4.3 Capitalization.

(a) The authorized capital stock of KFI consists of 12,000,000 shares of KFI Common Stock, no par value per share. As of March 31, 2018, 2,875,206 shares of KFI Common Stock were issued and outstanding, of which 2,822,000 were voting shares and 53,206 were non-voting shares. The authorized capital stock of KleinBank consists of 2,000 shares of Common Stock, $100.00 par value per share (“KleinBank Common Stock”). Of the authorized shares of KleinBank Common Stock, 2,000 shares of KleinBank Common Stock are issued and outstanding. The issued and outstanding shares of KFI Common Stock and KleinBank Common Stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. KFI has no capital stock authorized, issued or outstanding other than as described in this Section 4.3 and has no intention or obligation to authorize or issue any other capital stock or any additional shares of KFI Common Stock. There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements, subscription rights or conversion privileges or other rights or Contracts obligating KFI or its Subsidiaries to issue, sell, purchase or redeem any shares of its capital stock, membership interests or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock or membership interests, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of capital stock or membership interest of KFI or any of its Subsidiaries, or the earnings or other attributes of KFI or KleinBank.

(b) Set forth on the KFI Disclosure Schedule is a list of all KFI Subsidiaries and all KleinBank Subsidiaries. All of the issued and outstanding shares of capital stock or other equity ownership interests of each KFI Subsidiary is owned by KFI free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other Person with respect thereto. All of the issued and outstanding shares of capital stock or other equity ownership interests of each KleinBank Subsidiary is owned by KleinBank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other Person with respect thereto.

4.4 Outstanding KFI Common Stock. The KFI Disclosure Schedule sets forth, for all of the issued and outstanding shares of KFI Common Stock, (a) the name of the holder of such shares, (b) the number of shares of KFI Common Stock owned by each such holder and (c) the domicile address of each such holder. Except for the Shareholder Voting Agreement, and other documents set forth on the KFI Disclosure Schedule there are no shareholder agreements, voting agreements, proxies, voting trusts or other understandings, agreements or commitments with or among one or more of such shareholders with respect to the voting, disposition or other incidents of ownership of any shares of KFI Common Stock, including any agreement that provides for preemptive rights or imposes any limitation or restriction on KFI Common Stock, including any restriction on the right of a shareholder to vote, sell or otherwise dispose of such KFI Common Stock.

4.5 Financial Statements.

(a) Prior to the execution of this Agreement, KFI has made available to Acquirer copies of its audited consolidated balance sheets as of December 31, 2015, 2016 and 2017 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended (collectively, together with any notes thereto, the “KFI Annual Financial Statements”). KFI has made available to Acquirer copies of its unaudited Consolidated Financial Statements for Holding Companies (FR-Y-9C) for the quarter ended March 31, 2018 (the “Related KFI Statements”). The KFI Annual Financial Statements, the Related KFI Statements are collectively referred to as the “KFI Financial Statements.” The KFI Financial Statements are based upon the books and records of KFI and its Subsidiaries. The KFI Annual Financial Statements are audited financial statements and have been prepared in accordance with GAAP, except as otherwise indicated in such financial statements and in any accountants’ notes or reports with respect to such financial statements. The KFI Annual Financial Statements fairly present in all material respects the consolidated financial position of KFI as of the dates thereof and the consolidated results of operations, changes in shareholders’ equity and cash flows for the periods then ended. The Related KFI Statements have been prepared in accordance with the instructions of the FRB and in accordance with such instructions, fairly present in all material respects the consolidated financial position of KFI as of the dates thereof and the consolidated results of operations and changes in shareholders’ equity for the three-month period then ended.

(b) Prior to the execution of this Agreement, KFI has made available to Acquirer copies of the Consolidated Reports of Condition and Income (“Call Report”) of KleinBank as of December 31, 2015, 2016 and 2017 (collectively the “KleinBank Annual Financial Statements”). KFI has made available to Acquirer copies of the Call Report of KleinBank as of March 31, 2018 (the “Related KleinBank Statements”). The KleinBank Annual Financial Statements and the Related KleinBank Statements are collectively referred to herein as the “KleinBank Financial Statements.” The KleinBank Financial Statements have been prepared in accordance with Regulatory Accounting Principles and the instructions for the preparation of such Call Reports, and in accordance with the foregoing, fairly present the financial position of KleinBank and its Subsidiaries as of the dates thereof and the results of operations and changes in shareholder’s equity for the periods then ended.

(c) The consolidated balance sheet included in the Related KFI Financial Statements and the bank balance sheet included in the Related KleinBank Statements are collectively referred to as the “Latest Balance Sheets,” and the Related KFI Statements and the Related KleinBank Statements are collectively referred to as the “Related Statements.”

(d) Since December 31, 2017 on a consolidated basis KFI and its Subsidiaries have not incurred any material liability other than in the Ordinary Course of Business consistent with past practice or for Transaction Expenses.

4.6 Absence of Undisclosed Liabilities. Except as set forth in the KFI Disclosure Schedule, neither KFI nor any of its Subsidiaries has or will have at the Effective Time any material obligation, agreement, contract, commitment, Liability, lease or license of any nature required to be disclosed in accordance with GAAP, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due which exceeds $250,000 individually, $500,000 in the aggregate or any obligation, agreement, contract, commitment, Liability, lease or license made outside of the Ordinary Course of Business, except where the aggregate of the amount due under such obligations, agreements, contracts, commitments, Liability, leases or licenses would not have a Material Adverse Effect on KFI, except (a) as reflected or expressly reserved against in the Latest Balance Sheets, (b) obligations, agreements, contracts, commitments, Liabilities, leases or licenses that have arisen after the date of the Latest Balance Sheets in the Ordinary Course of Business or (c) obligations under any Contract listed on the KFI Disclosure Schedule to this Agreement. Neither KFI nor any of its Subsidiaries is delinquent in the payment of any amount due pursuant to any trade payable in any material respect, and each has properly accrued for such payables in accordance with GAAP, except where the failure to so accrue would not constitute a Material Adverse Effect on KFI.

4.7 Loans and Investments.

(a) KFI has provided Acquirer with a list of each loan by KleinBank that has been classified by regulatory examiners or management as “Other Loans Specially Mentioned,” “Substandard,” “Doubtful” or “Loss” or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability as of March 31, 2018. The most recent loan watch list of KleinBank and a list of all loans which have been determined to be thirty (30) days or more past due with respect to principal or interest payments or has been placed on nonaccrual status has also been provided by KFI to Acquirer.

(b) All loans reflected in the KFI Financial Statements as of March 31, 2018, and which have been made, extended, renewed, restructured, approved, amended or acquired since March 31, 2018: (i) have been made for good, valuable and adequate consideration in the Ordinary Course of Business; (ii) constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be and (iv) if secured by collateral, are secured by perfected security interests or recorded mortgages naming KleinBank as the secured party or mortgagee (unless by written agreement to the contrary).

(c) The allowance for possible loan and lease losses (“ALLL”) and the carrying value for real estate owned which are shown on the KFI Financial Statements are, in the judgment of management of KFI, adequate in all material respects under the requirements of GAAP to provide for possible losses on loans and leases outstanding and real estate owned as of the respective dates.

(d) None of the investments reflected in the KFI Financial Statements as of and for the period ended March 31, 2018, and none of the investments made by KFI or KleinBank since March 31, 2018, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of such KFI or KleinBank to dispose freely of such investment at any time. Neither KFI nor KleinBank is a party to any repurchase agreements with respect to securities.

(e) Except as set forth in the KFI Disclosure Schedule, and except for customer deposits, ordinary trade payables, federal funds purchased, customer repurchase agreements and Federal Home Loan Bank borrowings, neither KFI nor any of its Subsidiaries has, and neither will have at the Effective Time, any indebtedness for borrowed money.

(f) Notwithstanding the foregoing representations or any other representation contained in this Agreement, KFI makes no representation or warranty as to the collectability of any of the loans reflected in the KFI Financial Statements as a result of any borrower’s financial inability to pay any such loan or the adequacy or value of collateral securing any such loan.

4.8 Deposit Insurance. The deposits of KleinBank are insured by the FDIC in accordance with the FDIA, as amended, to the fullest extent provided by applicable law and KFI or KleinBank has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

4.9 Reports and Filings. Since January 1, 2017, each of KFI and KleinBank has filed each report or other filing that it was required to file with all Bank Regulators or other applicable Governmental Entity having jurisdiction over it (together with all exhibits thereto, the “KFI Regulatory Reports”). KFI has provided or made available to Acquirer copies of all of KFI Regulatory Reports that it is permitted to provide consistent with and under applicable Law. As of their respective dates or as subsequently amended prior to the date hereof, each of KFI Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable Laws.

4.10 Subsidiaries; Interests in LLCs; Off Balance Sheet Arrangements.

(a) Except for the KleinBank Common Stock owned by KFI, neither KFI nor KleinBank owns any stock, limited liability company membership units, partnership interests or any other equity security issued by any other Person, except for the Subsidiaries identified on the KFI Disclosure Schedule and other securities owned by KleinBank in the Ordinary Course of Business.

(b) Except as set forth on the KFI Disclosure Schedule, neither KFI nor any of its Subsidiaries is a party to or member or partner of, or has any commitment to become a party to or member or partner of, any joint venture, off balance sheet limited liability company, off balance sheet partnership or any similar off balance sheet entity, including any structured finance, special purpose or limited purpose entity or Person, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or of any material Liabilities of, either KFI or any of its Subsidiaries.

4.11 Books and Records, Internal Controls.

(a) The books and records of KFI are, in all material respects, complete, correct and accurately reflect the basis for the financial condition, results of operations, business, assets and capital of KFI on a consolidated basis set forth in the KFI Financial Statements.

(b) None of KFI’s or its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or KFI’s Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the next sentence. KFI and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Except as set forth in the KFI Disclosure Schedule, KleinBank (x) has implemented and maintains disclosure controls and procedures (consistent with the requirements of 12 C.F.R. Part 363) to ensure that material information relating to KleinBank, is made known to the chief executive officer and the chief financial officer of KleinBank and KFI by others within those entities and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to KFI’s outside auditors and the audit committee of KleinBank’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect KleinBank’s or KFI’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in KleinBank’s internal controls over financial reporting. These disclosures were made in writing by management to KleinBank’s auditors and audit committee and a copy has previously been made available to Acquirer.

(d) Except as set forth in the KFI Disclosure Schedule, since December 31, 2016, (i) through the date hereof, neither KFI nor any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of KFI or any KFI Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that

KFI or any KFI Subsidiary has engaged in questionable accounting or auditing practices and (ii) no attorney representing KFI or any of its Subsidiaries, whether or not employed by KFI or such Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by KFI or any KFI Subsidiary or any of their respective officers, directors, employees or agents to the board of directors of KFI or any KFI Subsidiary or any committee thereof or to any director or officer of KFI or any KFI Subsidiary.

4.12 Absence of Certain Developments. Except as contemplated or required by this Agreement or as set forth in the Latest Balance Sheets, the Related Statements or on the KFI Disclosure Schedule, since March 31, 2018, neither KFI nor KleinBank nor any of their respective Subsidiaries has:

(a) experienced any events, changes, developments or occurrences which have had, or are reasonably likely to have, a Material Adverse Effect on KFI;

(b) issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except deposit and other bank obligations and investment securities in the Ordinary Course of Business;

(c) redeemed, purchased, acquired or offered to acquire, directly or indirectly, any shares of its capital stock or other securities;

(d) split, combined or reclassified any of its outstanding shares of capital stock or declared, set aside or paid any dividends or other distribution payable in cash, property or otherwise with respect to any shares of capital stock or other securities of KFI or KleinBank;

(e) incurred any Liability, whether due or to become due, other than in the Ordinary Course of Business and, in the case of KleinBank consistent with safe and sound banking practices;

(f) discharged or satisfied any Encumbrance or paid any Liability other than in the Ordinary Course of Business and, in the case of KleinBank, consistent safe and sound banking practices;

(g) mortgaged or subjected to Encumbrance any of its property, business or assets, tangible or intangible except (i) for Permitted Encumbrances, (ii) for pledges of assets to secure public funds deposits and (iii) those granted in connection with repurchase or reverse repurchase agreements;

(h) sold, transferred or otherwise disposed of any of its assets or canceled any material Indebtedness or claims or waived any rights of material value, other than in the Ordinary Course of Business;

(i) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it which would, individually or in the aggregate, have a Material Adverse Effect on KFI after taking into account the proceeds of any applicable insurance coverage or indemnity agreements;

(j) made or granted any bonus or any wage, salary or compensation increase or severance or termination payment to, or promoted, any director, officer, employee, group of employees or consultant, entered into any employment contract or hired any employee, in each case, other than in the Ordinary Course of Business;

(k) made or granted any increase in the benefits payable under any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, except as required by Law;

(l) acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to either KFI or KleinBank;

(m) made any change in its accounting methods or practices, other than changes required by Law made in accordance with GAAP or the Regulatory Accounting Principles; or

(n) agreed to do any of the foregoing.

4.13 Properties. Except as described in this Section 4.13 of the KFI Disclosure Schedule:

(a) KFI and each of its Subsidiaries, as the case may be, has: good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all OREO) which is reflected in the KFI Financial Statements as of March 31, 2018 (“Real Property”); good and marketable title to all personal property reflected in the KFI Financial Statements as of March 31, 2018, other than personal property disposed of in the Ordinary Course of Business since March 31, 2018; good and marketable title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which KFI or its Subsidiaries purports to own or which KFI, KleinBank or their respective Subsidiaries use in their respective businesses and which are in either case material to their respective businesses; good and marketable title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in their respective businesses to the extent material thereto; and good and marketable title to all material property and assets acquired and not disposed of or leased since March 31, 2018. All of such properties and assets are owned by KFI or its Subsidiaries free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, options, security, interests, charges, claims, rights of third parties or Encumbrances of any nature except: (i) Permitted Encumbrances; (ii) as set forth in the KFI Disclosure Schedule; (iii) as specifically noted in reasonable detail in the KFI Financial Statements; (iv) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (v) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements and (vi) imperfections of title and other limitations which are not material in amounts to KFI on a consolidated basis and which do not detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All real property owned or leased by KFI, KleinBank and their respective Subsidiaries is, to the Knowledge of KFI, in compliance in all material respects with all applicable zoning and land use laws. To KFI’s Knowledge, all real property, machinery, equipment, furniture and fixtures owned or leased by KFI, KleinBank and their respective Subsidiaries that is material to their respective businesses is structurally sound, in good operating condition (ordinary wear and tear excepted) and has been and is being maintained and repaired in the Ordinary Course of Business.

(b) Except as set forth on the KFI Disclosure Schedule, with respect to all real property presently or formerly owned, leased or used by KFI or its Subsidiaries, KFI, KleinBank and their respective Subsidiaries and to KFI’s Knowledge, each of the prior owners, have conducted their respective businesses in substantial compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corps of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, “Environmental Laws”). There are no pending or, to the Knowledge of KFI, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against KFI or its Subsidiaries with respect to the Environmental Laws, and to KFI’s Knowledge there is no reasonable basis or grounds for any such claim, action or proceeding. No environmental clearances are required for the conduct of the business of KFI, KleinBank or their respective Subsidiaries as currently conducted or the consummation of the Merger contemplated hereby. To KFI’s Knowledge, neither KFI, nor KleinBank nor any of their Subsidiaries is the owner, operator or lessee of any property on which any substances have been used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law. To KFI’s Knowledge, neither KFI, nor KleinBank, nor any of their respective Subsidiaries has any Liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

4.14 Intellectual Property.

(a) KFI, KleinBank and their respective Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all material Intellectual Property that is used by KFI, KleinBank or their respective Subsidiaries in their respective businesses as currently conducted. Neither KFI nor KleinBank nor their respective Subsidiaries has (A) licensed any Intellectual Property owned by it in source code form to any third party or (B) entered into any exclusive agreements relating to Intellectual Property owned by it.

(b) Except as set forth on the KFI Disclosure Schedule, KFI, KleinBank and their respective Subsidiaries have not infringed or otherwise violated any material Intellectual Property rights of any third party. Except as set forth on the KFI Disclosure Schedule, there is no claim asserted, or to the Knowledge of KFI threatened, against KFI, KleinBank or their respective Subsidiaries or any indemnitee thereof concerning the ownership, validity, registrability, enforceability, infringement, use or licensed right to use any Intellectual Property.

(c) To the Knowledge of KFI, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of KFI, KleinBank or their respective Subsidiaries. There are no claims asserted or threatened by KFI, KleinBank or their respective Subsidiaries, nor has KFI, KleinBank or their respective Subsidiaries decided to assert or threaten a claim, that (i) a third party infringed or otherwise violated any of their Intellectual Property rights or (ii) a third party’s owned or claimed Intellectual Property interferes with, infringes, dilutes or otherwise harms any of their Intellectual Property rights.

(d) KFI, KleinBank and their respective Subsidiaries have taken reasonable measures to protect the confidentiality of all trade secrets that are owned, used or held by them.

4.15 Community Reinvestment Act. KleinBank had a rating of “satisfactory” or better as of its most recent CRA examination.

4.16 Tax Matters.

(a) KFI and its Subsidiaries each (i) has timely filed (or has caused to be filed timely filed on its behalf) each material Return required to be filed or sent by it in respect of any Taxes, each of which was correctly completed and accurately reflected in all material respects any Liability for Taxes of KFI and its Subsidiaries, and any Affiliate of each such entity, covered by such Return, (ii) timely and properly paid (or has caused to be paid on its behalf) all material Taxes due and payable for all Tax periods or portions thereof whether or not shown on such Returns, (iii) established on the books of account of KFI and its Subsidiaries, in accordance with GAAP and consistent with past practices, adequate reserves for the assessment and payment of any Taxes not then due and payable and (iv) complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment or remittance thereof in connection with any payments made or amounts owing to any employee, independent contractor, creditor, shareholder or other third party. Neither KFI nor any of its Subsidiaries has, nor will any of them have, any Liability for material Taxes of any nature due for or with respect to the operation of its business, from the date hereof up to and including the Effective Time, except to the extent accrued or reserved for on the books and records of KFI or KleinBank. To the Knowledge of KFI, neither KFI nor any of its Subsidiaries is currently under audit, examination, review or other inquiry, including by oral communication, by any state or federal taxing authority, and no federal, state or local tax Returns of KFI or any of its Subsidiaries have been audited by any taxing authority during the past five (5) years. Neither KFI nor any of its Subsidiaries has requested any extension of time within which to file any Return that has not since been filed in a timely manner.

(b) Neither KFI nor any of its Subsidiaries has received a notice or inquiry from a taxing authority in a jurisdiction where it does not file a Return that it is or may be subject to taxation by that jurisdiction.

(c) KFI has validly elected to be an “S corporation” within the meaning of Sections 1361 and 1362 of the Code for all periods beginning January 1, 2002. For all periods beginning January 1, 2002, KFI also validly elected (or is so treated due to its federal election) to be an “S corporation” in all states and local jurisdictions which recognize such status and in which it would, absent such an election, be subject to corporate income Tax. There has been no basis for the revocation or other termination of KFI’s “S corporation” election at any time on or after January 1, 2002 and neither KFI nor any other Person has taken any action that would have caused KFI to cease being an “S corporation” for federal, state or local Tax purposes at any time on or after January 1, 2002.

(d) A valid election was made for KleinBank to be a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code for all periods beginning January 1, 2002. For all periods beginning January 1, 2002, a valid election was also made for KleinBank to be a “qualified subchapter S subsidiary” in all states and local jurisdictions which recognize such status and in which it would, absent such an election, be subject to corporate income Tax (or KleinBank is so treated in all such states and local jurisdictions due to its federal election). There has been no basis for the revocation or other termination of KleinBank’s “qualified subchapter S subsidiary” election at any time on or after January 1, 2002, and neither KFI nor any other Person has taken any action that would have caused KleinBank to cease being a “qualified subchapter S subsidiary” for federal, state or local Tax purposes at any time on or after January 1, 2002.

(e) Each Subsidiary of KFI other than KleinBank is, and has been at all times since its inception, an entity that is disregarded as separate from its owner within the meaning of Treasury Regulations Section 301.7701-3 for United States federal income Tax purposes and for purposes of all U.S. state and local jurisdictions in which it would be subject to income taxation or a tax filing or reporting requirement on a separate basis were it not an entity disregarded as separate from its owner.

4.17 Contracts and Commitments.

(a) Section 4.17(a) of the KFI Disclosure Schedule lists the following Contracts to which either KFI, KleinBank or their respective Subsidiaries is a party or subject or by which it is bound (such Contracts required to be listed in Section 4.17(a), the “Material Contracts”):

(i) any employment, agency, collective bargaining Contract or consulting or independent contractor Contract;

(ii) any written or oral Contract relating to any severance pay for any Person;

(iii) any written or oral Contract with any director, officer, or employee of KFI, KleinBank or their respective Subsidiaries creating, modifying, memorializing or otherwise related to any obligation of KFI, KleinBank or their respective Subsidiaries upon a change of control;

(iv) any Contract to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets), except for securities sold under a repurchase agreement providing for a repurchase date thirty (30) days or less after the purchase date;

(v) any Contract or group of related Contracts with the same party for the purchase, sale, license or lease of products, services or property material to the business of KFI, KleinBank or their respective Subsidiaries, under which the undelivered balance of such products and services has a purchase price in excess of $500,000 for any individual Contract or $500,000 for any group of related contracts in the aggregate;

(vi) any Contract containing exclusivity, noncompetition or nonsolicitation provisions or that would otherwise prohibit KFI, KleinBank or their respective Subsidiaries from freely engaging in any line of business or with any Person, restricting the geographic area in which, or method by which KFI, KleinBank or their respective Subsidiaries may carry on its business (other than as may be required by Law or Governmental Authority), prohibiting the solicitation of the employees or contractors of any other entity or that requires KFI, KleinBank or their respective Subsidiaries to deal exclusively or on a “sole source” basis with another party to such Contract with respect to its subject matter;

(vii) any stock purchase, stock option, restricted stock or restricted stock unit or stock incentive plan;

(viii) any Contract for capital expenditures in excess of $250,000;

(ix) any partnership agreement, joint venture agreement, limited liability company agreement, agreement among shareholders, investor rights agreement or other similar Contract or arrangement;

(x) any Contract with a Governmental Entity;

(xi) any Contract relating to Indebtedness of more than $100,000 of KFI, KleinBank or their respective Subsidiaries (other than customer deposits, ordinary trade payables, federal funds purchased, fully secured customer repurchase agreements and Federal Home Loan Bank borrowings or similar borrowing agreements entered into in the Ordinary Course of Business);

(xii) any Contract the costs of which are Transaction Expenses;

(xiii) any Contract for, with respect to, or that contemplates, a possible merger, consolidation, reorganization, recapitalization or other business combination, or asset sale or sale of equity securities not in the Ordinary Course of Business consistent with past practice with respect to KFI, KleinBank or any of their respective Subsidiaries;

(xiv) any other contract or amendment thereto that would be required to be filed as an exhibit to any reports and other documents required to be filed under the Exchange Act and the Securities Act (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act);

(xv) any lease of real or personal property providing for annual lease payments by or to KFI, KleinBank or their respective Subsidiaries in excess of $500,000 per annum other than financing leases entered into in the Ordinary Course of Business in which KFI, KleinBank or any of their respective Subsidiaries is the lessor;

(xvi) interest rate swaps, caps, floors, option agreements, futures and forward contracts or other similar risk management arrangements, whether entered into for KFI’s or KleinBank’s own account or for the account of one or more of their respective Subsidiaries or their respective customers; and

(xvii) any other Contract material to the businesses of KFI, KleinBank and their respective Subsidiaries, taken as a whole, which was not entered into in the Ordinary Course of Business.

(b) Except as disclosed on Section 4.17(b) of the KFI Disclosure Schedule, (i) each Material Contract is in full force and effect; (ii) neither KFI nor KleinBank nor their respective Subsidiaries have repudiated or waived any material provision of any Material Contract; (iii) each of KFI, KleinBank and their respective Subsidiaries has performed all material obligations required to be performed by it prior to the date hereof in connection with the Material Contracts, and neither KFI nor KleinBank nor their respective Subsidiaries are in receipt of any written claim of default under any Material Contract, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on KFI, KleinBank or their respective Subsidiaries or materially adversely affect the consummation of the transactions contemplated hereby; (iv) neither KFI, nor KleinBank nor their respective Subsidiaries has any present expectation or intention of not fully performing any material obligation pursuant to any Material Contract and (v) to the Knowledge of KFI, there has been no cancellation, breach or anticipated breach by any other party to any Material Contract, except for any cancellation, breach or anticipated breach which would not, individually or in the aggregate, have a Material Adverse Effect on KFI, KleinBank or their respective Subsidiaries, or materially adversely affect the consummation of the transactions contemplated hereby. True copies of all Material Contracts, including all amendments and supplements thereto, have been delivered to Acquirer.

4.18 Litigation. Section 4.18 of the KFI Disclosure Schedule lists all Litigation pending or, to the Knowledge of KFI, threatened against either KFI, KleinBank or their respective Subsidiaries, and, to the extent permissible by Law, each Governmental Order to which KFI, KleinBank or their respective Subsidiaries is subject, other than lawsuits for the collection of delinquent accounts which would not have a Material Adverse Effect on KFI beyond that reflected by any existing charge offs or specific reserves. Except as set forth on the KFI Disclosure Schedule, to the Knowledge of KFI, there are no facts that could reasonably give rise to such Litigation. None of the matters set forth on the KFI Disclosure Schedule, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect on KFI, KleinBank and their respective Subsidiaries, or materially adversely affect the consummation of the transactions contemplated hereby.

4.19 No Brokers or Finders. Except as provided in the engagement letter dated February 23, 2018 between KFI and Sandler O’Neill & Partners, L.P. (“Sandler”), there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of KFI, KleinBank or their respective Subsidiaries.

4.20 Employee Benefit Plans.

(a) The KFI Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, (ii) the funding arrangements for the Plan, (iii) the sponsorship of the Plan, (iv) the participating employers in the Plan and (v) any one or more of the following characteristics that may apply to such Plan: (A) defined contribution plan as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (B) defined benefit plan as defined in Section 3(35) of ERISA or Section 414(j) of the Code, (C) Plan that is or is intended to be Tax qualified under Section 401(a) or 403(a) of the Code, (D) Plan that is or is intended to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code (and whether or not such Plan has entered into an exempt loan), (E) nonqualified deferred compensation arrangement, (F) employee welfare benefit plan as defined in Section 3(1) of ERISA, (G) multiemployer plan as defined in Section 3(37) of ERISA or Section 414(f) of the Code, (H) multiple employer plan maintained by more than one employer as defined in Section 413(c) of the Code, (I) Plan providing benefits after separation from service or termination of employment, (J) Plan that owns any KFI or other employer securities as an investment, (K) Plan that provides benefits (or provides increased benefits or vesting) as a result of a change in control of KFI, (L) Plan that is maintained pursuant to collective bargaining and (M) Plan that is funded, in whole or in part, through a voluntary employees’ beneficiary association exempt from Tax under Section 501(c)(9) of the Code.

(b) The KFI Disclosure Schedule sets forth the identity of each corporation, trade or business (separately for each category below that applies): (i) which is (or was during the preceding five (5) years) under common control with KFI and KleinBank within the meaning of Section 414(b) or (c) of the Code; (ii) which is (or was during the preceding five (5) years) in an affiliated service group with KFI and KleinBank within the meaning of Section 414(m) of the Code; (iii) which is (or was during the preceding five (5) years) the legal employer of Persons providing services to KFI or KleinBank as leased employees within the meaning of Section 414(n) of the Code and (iv) with respect to which KFI or KleinBank is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et. seq. of ERISA) or the Family and Medical Leave Act.

(c) KFI has made available to Acquirer true and complete copies of: (i) the most recent determination letter, if any, received by KFI and KleinBank from the IRS regarding each Plan; (ii) the most recent determination or opinion letter ruling, if any, from the IRS that each trust established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) all pending applications, if any, for rulings, determinations, opinions, no-action letters and the like filed with any governmental agency (including the Departments of Labor, IRS, Pension Benefit Guaranty Corporation and the SEC); (iv) the financial statements for each Plan for the three (3) most recent fiscal or Plan years (in audited form if required by ERISA) and, where applicable, Annual Report/Return (Form 5500) with schedules, if any, and attachments for each Plan; (v) the most recently prepared actuarial valuation report for each Plan (including reports prepared for funding, deduction and financial accounting purposes); (vi) plan documents, trust agreements, insurance contracts, service agreements and all related Contracts and material documents (including any employee summaries and material employee communications) with respect to each Plan, if any, and (vii) collective bargaining agreements (including side agreements and letter agreements) relating to the establishment, maintenance, funding and operation of any Plan, if any.

(d) The KFI Disclosure Schedule identifies each employee of KFI or KleinBank who is: (i) absent from active employment due to short or long term disability; (ii) absent from active employment on a leave pursuant to the Family and Medical Leave Act or a comparable state Law; (iii) absent from active employment on any other leave or approved absence; (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment) or (v) not an “at will” employee.

(e) With respect to continuation rights arising under federal or state Law as applied to Plans that are group health plans (as defined in Section 601 et. seq. of ERISA), the KFI Disclosure Schedule identifies: (i) each employee, former employee or qualifying beneficiary who has elected continuation and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

(f) (i) All Plans intended to be Tax qualified under Section 401(a) or Section 403(a) of the Code have received a determination letter stating that they are so qualified, and, as a result, all trusts established in connection with Plans are tax exempt under Section 501(a) or (c) of the Code; (ii) to the extent required either as a matter of Law or to obtain the intended tax treatment and tax benefits, all Plans comply in all material respects with the requirements of ERISA and the Code; (iii) all Plans have been maintained and administered (both in form and operation) materially in accordance with the documents and instruments governing the Plans and the Law; (iv) all reports and filings with governmental agencies (including the Departments of Labor, IRS, Pension Benefit Guaranty Corporation and the SEC) required in connection with each Plan have been timely made; (v) all disclosures and notices required by Law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made in all material respects and (vi) each of KFI and KleinBank has made a good faith effort to comply with the reporting and taxation requirements for Federal Insurance Contributions Act (FICA) Taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code.

(g) Except as disclosed on the KFI Disclosure Schedule:

(i) all contributions, premium payments and other payments required to be made in connection with the Plans have been timely made in accordance with applicable Law;

(ii) a proper accrual has been made on the books of account of KFI or KleinBank for all contributions, premium payments and other payments due in the current fiscal year;

(iii) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income Tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419 or Section 419A of the Code or otherwise);

(iv) KFI and KleinBank have no liabilities with respect to any Plan that is subject to Section 301 et seq. of ERISA or Section 412 of the Code; and

(v) to the Knowledge of KFI, neither KFI nor KleinBank has any actual or potential Liability arising under Title IV of ERISA as a result of any Plan that has terminated or is in the process of terminating.

(h) Except as disclosed on the KFI Disclosure Schedule:

(i) no examination, audit, enforcement or other action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending or threatened with regard to any Plan other than routine uncontested claims for benefits;

(ii) the consummation of the transactions contemplated by this Agreement will not cause any Plan to increase benefits payable to any participant or beneficiary except to the extent full vesting is required by the Code or ERISA upon the termination of any Plan intended to be Tax qualified under Section 401(a) of the Code;

(iii) the consummation of the transactions contemplated by this Agreement will not: (A) entitle any KFI employee to severance pay, unemployment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee;

(iv) Neither KFI nor KleinBank has been notified that any Plan is currently under examination or audit by the Departments of Labor, the IRS, the Pension Benefit Guaranty Corporation or the SEC;

(v) to the Knowledge of KFI, neither KFI nor KleinBank has any actual or potential Liability under Section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan (as that term is defined in Sections 4001(a)(3) and 3(37) of ERISA; and

(vi) with respect to the Plans, to the Knowledge of KFI, neither KFI nor KleinBank has any material Liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any Liability for): (A) any excise Taxes under Section 4971 through Section 4980B, Section 4999, Section 5000 or any other section of the Code, (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA or (C) any excise Taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable Law.

(i) Except as disclosed on the KFI Disclosure Schedule:

(i) all accruals required under FAS 106 and FAS 112 have been properly accrued on the financial statements of each of KFI and KleinBank;

(ii) no condition, Contract or Plan provision limits the right of KFI or KleinBank to amend, cut back or terminate any Plan (except to the extent such limitation arises under ERISA or the Code); and

(iii) neither KFI nor KleinBank has any Liability for life insurance, death or medical benefits after separation from employment other than: (A) death benefits under the Plans identified on the KFI Disclosure Schedule or (B) health care continuation benefits described in Section 4980B of the Code.

(j) Each Plan, or other nonqualified deferred compensation plan of KFI and KleinBank, that is subject to Section 409A of the Code has been designed and has been administered in all material respects in compliance with Section 409A and the Treasury Regulations thereunder.

(k) Each Plan that is also a “group health plan” for purposes of the Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152) (collectively, the “Affordable Care Act”) is in material compliance with the applicable terms of the Affordable Care Act. Each of KFI and KleinBank and each Commonly Controlled Entity offer minimum essential health coverage, satisfying affordability and minimum value requirements, to their full time employees (as defined by the Affordable Care Act) sufficient to prevent liability for assessable payments under Sections 4980H(a) and 4980H(b) of the Code. Each Plan that is also a “group health plan” under the Affordable Care Act is operated in material compliance with:

(i) market reform mandates set forth under Public Health Services Act Sections 2701 through 2709 and Sections 2711 through 2719A;

(ii) fees and reporting requirements for Patient-Centered Outcomes Research under Code Section 4376 and applicable regulations and transitional reinsurance under 45 C.F.R. Sections 153.10 through 153.420;

(iii) income exclusion provisions under Code Sections 105, 106 and 125;

(iv) information reporting rules as set forth under Sections 6051(a)(14), 6055 and 6056 of the Code; and

(v) standards for electronic transactions and operating rules under Sections 1171 and 1173 of the Social Security Act.

4.21 Insurance. KFI has provided Acquirer with a list and, if requested, a true, accurate and complete copy thereof of all policies of insurance (including, without limitation, bankers’ blanket bond, directors’ and officers’ liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by KFI, KleinBank or any of their respective Subsidiaries on the date hereof or with respect to which KFI, KleinBank or any of their respective Subsidiaries pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due.

4.22 Affiliate Transactions. Except as set forth on the KFI Disclosure Schedule, neither KFI nor KleinBank, nor any of their respective executive officers or directors, or any member of the immediate family of any such executive officer or director (which for the purposes hereof will mean a spouse, minor child or adult child living at the home of any such executive officer or director), or any entity which any of such Persons “controls” (within the meaning of Regulation O of the FRB), has any loan agreement, note or borrowing arrangement with KFI or KleinBank or any other Contract with either KFI or KleinBank (other than normal employment arrangements or deposit account relationships) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of either KFI or KleinBank. There has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two (2) years immediately preceding the date hereof.

4.23 Compliance with Laws; Permits. Except as set forth on the KFI Disclosure Schedule:

(a) KFI, KleinBank and their respective Subsidiaries each is, and at all times since January 1, 2014 has been, in compliance in all material respects with all Laws, Governmental Orders or Governmental Authorizations, including (to the extent applicable) the Bank Holding Company Act, the FDIA, the Occupational Safety and Health Act of 1970, the Home Owners Loan Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act of 1975, the Fair Housing Act, the Equal Credit Opportunity Act and the Federal Reserve Act, each as amended, and any other applicable Governmental Order or Governmental Authorization regulating or otherwise affecting bank holding companies, banks and banking.

(b) Since January 1, 2014, neither KFI, nor KleinBank nor any of their respective Subsidiaries has been advised of any supervisory criticisms regarding their compliance with, and, to the Knowledge of KFI, no facts or circumstances exist that could reasonably be expected to cause KFI or KleinBank to be deemed to be operating in violation of, any provision of the Bank Secrecy Act, the USA PATRIOT Act of 2001 or any Governmental Order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law or Governmental Order issued with respect to economic sanctions programs by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(c) Since January 1, 2014, each of KFI, KleinBank and their respective Subsidiaries has held all material Governmental Authorizations required for the conduct of its business.

(d) Neither KFI, nor KleinBank, nor their respective Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Bank Regulator, nor has KFI, KleinBank or their respective Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Bank Regulator. KFI, KleinBank and their respective Subsidiaries have paid all assessments made or imposed by any Bank Regulator.

(e) Neither KFI, nor KleinBank nor any of their respective Subsidiaries has been advised by, nor does it have any Knowledge of facts which could give rise to an advisory notice by, any Bank Regulator that such Bank Regulator is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

(f) No Governmental Entity has initiated since December 31, 2014 or has pending, any proceeding, enforcement action or, to the Knowledge of KFI, investigation or inquiry into the business, operations, policies, practices or disclosures of KFI, KleinBank or their respective Subsidiaries (other than normal examinations conducted by a Bank Regulator in the Ordinary Course of the Business of KFI, KleinBank and their respective Subsidiaries), or, to the Knowledge of KFI, threatened any of the foregoing and (ii) there is no unresolved violation, criticism, comment or exception by any Bank Regulator with respect to any report or statement relating to any examinations or inspections of KFI, KleinBank or their respective Subsidiaries.

(g) All of the existing offices and branches of KleinBank have been legally authorized and established in accordance with all applicable federal, state and local laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements, except such as would not have a Material Adverse Effect on KFI. KleinBank has no approved but unopened offices or branches.

4.24 No Fiduciary Accounts. Neither KFI, KleinBank nor any of their respective Subsidiaries acts as a fiduciary for any customer or account (including acting as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor), other than Individual Retirement Accounts (IRAs) established in the Ordinary Course of Business. KFI, KleinBank and each of their respective Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither KFI, KleinBank nor any of their respective Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust to KFI’s Knowledge with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

4.25 Regulatory Approvals. Except as set forth on the KFI Disclosure Schedule, KFI is not aware of any fact or circumstance relating to it or KleinBank or their respective Subsidiaries that would materially impede or delay receipt of any Bank Regulatory Approvals or that would likely result in the Bank Regulatory Approvals not being obtained.

4.26 Registration Obligation. Neither KFI, KleinBank nor any of their respective Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

4.27 Disclosure. No representations, warranties, other statements made and or any information provided by KFI contained in this Agreement, in the KFI Disclosure Schedule (and any update thereto) and statements and information provided by KFI to Acquirer in the course of Acquirer’s due diligence investigation, and no written information which shall be supplied by KFI with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus relating to the Merger, contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is first mailed to KFI’s shareholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading or false.

4.28 Shareholder Rights Plan. Except as set forth in the KFI Disclosure Schedule, KFI has no shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of KFI or which reasonably could be considered an anti-takeover mechanism.

4.29 Opinion of Financial Advisor. The Board of Directors of KFI, at a duly constituted and held meeting at which a quorum was present throughout, has been informed orally by Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), that the Merger Consideration, as of the date of this Agreement, is fair to the shareholders of KFI from a financial point of view. As of the date hereof, such opinion has not been amended or rescinded in any material respect.

4.30 Shareholder Approval. The affirmative vote of the holders of a majority of the voting shares of KFI Common Stock issued and outstanding as of the record date, voting together as a single class is required for shareholder approval of this Agreement and Merger.

ARTICLE 5

CONDUCT OF BUSINESS PENDING THE MERGER

5.1 Conduct of Business. From the date of this Agreement to the Effective Time, unless Acquirer will otherwise agree in writing (which agreement will not be unreasonably withheld, conditioned, or delayed) or as otherwise expressly contemplated, permitted or required by other provisions of this Agreement or the KFI Disclosure Schedule, including this Section 5.1:

(a) the businesses of KFI, KleinBank and each of their respective Subsidiaries will be conducted diligently and only in, and neither of KFI, nor KleinBank nor any of their respective Subsidiaries, will take any action except in, the Ordinary Course of Business and in accordance with all applicable Laws;

(b) KFI, KleinBank and each of their respective Subsidiaries will (i) use commercially reasonable efforts to preserve its business organization and goodwill in tact and keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and other Persons having business relationships with it, (ii) subject to applicable Laws, confer on a regular and frequent basis with representatives of Acquirer to report operational matters and the general status of ongoing operations as reasonably requested by Acquirer, (iii) not take any action that would render, or that reasonably would be expected to render, any representation or warranty made by KFI in this Agreement untrue at the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representation or warranty, (iv) use commercially reasonable efforts to maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted; (v) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all

Laws applicable to it and to the conduct of its business; and (vi) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party or by which it is or may be subject or bound which would reasonably be expected to have a Material Adverse Effect on KFI;

(c) neither KFI, nor KleinBank nor their respective Subsidiaries will, directly or indirectly,

(i) amend or propose to amend or restate its Articles of Incorporation or Bylaws from those in effect on the date of this Agreement and as delivered to Acquirer;

(ii) authorize a class of stock or issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities, except deposit and other bank obligations in the Ordinary Course of Business;

(iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of or any other ownership interest in KFI, KleinBank or any of their respective Subsidiaries;

(iv) make any changes in the capital stock accounts of KFI, KleinBank or any of their respective Subsidiaries, including without limitation, any split, combination or reclassification, or recapitalization, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of KFI, KleinBank or any of their respective Subsidiaries, except that (x) KleinBank will be permitted to pay dividends on the shares of KleinBank Common Stock in the Ordinary Course of Business and (y) KFI will be permitted to pay dividends on shares of KFI Common Stock in the amount of $3,074,170 on or before the Closing Date in the event that the Effective Date is after the record date for the Acquirer’s fourth quarter 2018 dividend, and an additional amount of up to $1,689,000 per calendar quarter in 2019, provided that no dividends may be paid in 2019 for the quarterly period in which the Merger is scheduled to be consummated or is consummated if, during such period, holders of KFI Common Stock will become entitled to receive dividends on their shares of Acquirer Common Stock received pursuant to this Agreement;

(v) incur any material Indebtedness in an aggregate amount exceeding $250,000, other than customer deposits, ordinary trade payables, federal funds purchased, customer repurchase agreements and Federal Home Loan Bank borrowings or similar borrowing agreements entered into in the Ordinary Course of Business;

(vi) discharge or satisfy any material Encumbrance on its properties or assets or pay any material Liability, except in the Ordinary Course of Business;

(vii) sell, assign, transfer, mortgage, pledge or subject to any Encumbrance any of its assets, except (A) in the Ordinary Course of Business; (B) Permitted Encumbrances; (C) in connection with customer repurchase agreements and Federal Home Loan Bank borrowings and (D) Encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby;

(viii) cancel any material Indebtedness or claims or waive any rights of material value, except in the Ordinary Course of Business;

(ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division or material assets thereof, or any real estate or assets or deposits that are material to KFI, KleinBank or their respective Subsidiaries, except in exchange for Indebtedness previously contracted, including OREO;

(x) change any of its methods of accounting, other than changes required by Law, GAAP or Regulatory Accounting Principles;

(xi) cancel or terminate its current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(xii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any compensation increases to, any director, officer or management employee, except in the Ordinary Course of Business;

(xiii) enter into or modify any independent contractor or consultant Contract, except in the Ordinary Course of Business;

(xiv) terminate the employment of any employee of KFI, KleinBank or any of their respective Subsidiaries, other than in the Ordinary Course of Business for disciplinary or performance reasons, as determined by KFI, KleinBank or their respective Subsidiaries in its reasonable discretion;

(xv) terminate or amend any bonus, profit sharing, stock option, restricted stock, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees, except as contemplated in this Agreement or required by Law;

(xvi) make, modify or revoke any election with respect to Taxes, consent to any waiver or extension of time to assess or collect any Taxes, file any amended Returns or file any refund claim, settle any material tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

(xvii) enter into any Contract imposing an indemnity or payment obligation of more than $250,000, whether individually or in the aggregate;

(xviii) enter into or propose to enter into, or modify or propose to modify, any Material Contract with respect to any of the matters set forth in this Section 5.1(c);

(xix) unless it receives Acquirer’s prior written consent, which consent shall be deemed received unless Acquirer shall object thereto within three (3) Business Days after receipt of written notice from KFI, (A) make, renew or otherwise modify any loan, loan commitment, letter of credit, interest rate swap or other extension of credit (individually, a “Loan” and collectively, “Loans”) to any Person if the Loan is an existing credit on the books of KFI or any KFI Subsidiary, and is, or in accordance with bank regulatory definitions should be, classified as “Special Mention” or “Substandard-Accruing” and is in the amount of $1,000,000 or greater or, in accordance with bank regulatory definitions should be, classified as “Substandard-Nonaccruing” or “Doubtful,” or “Loss” and is in an amount of $500,000 or greater, (B) make, renew or otherwise modify any Loan or Loans if immediately after making a Loan or Loans, such Person would be directly indebted to KFI or any KFI Subsidiary in an aggregate amount of $5,000,000 or greater, or (C) make, renew or otherwise modify any Loan or Loans in an amount of $300,000 or greater secured by an owner-occupied 1-4 single-family residence that does not conform with secondary market underwriting standards;

(xx) change in any material respects its underwriting, operating, investment or risk management or other similar policies of KFI or any KFI Subsidiary except as required by applicable law or policies imposed by any regulatory authority or governmental entity;

(xxi) purchase any assets or securities or assume any liabilities of a bank holding company, bank, corporation or other entity, except in the Ordinary Course of Business necessary to manage its investment portfolio and then only to the extent that such securities have a quality rating of “AAA” by either Standard & Poor’s Ratings Services or Moody’s Investors Services for corporate bonds;

(xxii) make any investment subject to any restrictions, whether contractual or statutory, which materially impairs the ability of KFI, KleinBank or any of their respective Subsidiaries to dispose freely of such investment at any time;

(xxiii) sell any securities prior to maturity in its investment portfolio for a gain;

(xxiv) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches, other than as disclosed in the KFI Disclosure Schedule; or

(xxv) pay or commit to pay any management or consulting or other similar type of fees other than as disclosed in the KFI Disclosure Schedule.

5.2 Access to Information; Confidentiality.

(a) In order to allow Acquirer to engage in its due diligence investigation regarding KFI, KleinBank and their respective Subsidiaries, KFI will permit, and will cause KleinBank and their respective Subsidiaries to permit, Acquirer and Acquirer’s Agents (defined below), to have full and continuing access on reasonable notice and at reasonable hours to the properties of KFI, KleinBank and their respective Subsidiaries, and will disclose and make available (together with the right to copy) to Acquirer and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives (“Agents”) of Acquirer with a business need to access such information all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of KFI, KleinBank and their respective Subsidiaries, including all books of account (including the general ledgers), Tax records, minute books of directors’ and shareholders’ meetings, organizational documents, bylaws, Contracts, filings with any regulatory authority, accountants’ work papers, Litigation files (including legal research memoranda), documents relating to assets and title thereto (including abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), Plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets, business activities or prospects in which Acquirer may have a reasonable interest, including its interest in planning for integration and transition with respect to the businesses of KFI, KleinBank and their respective Subsidiaries. In addition, KFI will instruct the officers, employees, counsel and accountants of each of KFI, KleinBank and their respective Subsidiaries to be available for, and respond to any questions of, such Acquirer Agents at reasonable hours and with reasonable notice by Acquirer to such individuals, and to cooperate fully with Acquirer in planning for the integration of the businesses of KFI, KleinBank and their respective Subsidiaries with the business of Acquirer and its Affiliates. No investigation by Acquirer or KFI shall affect the representations and warranties made by KFI or Acquirer herein.

(b) Any confidential information or trade secrets of each of KFI, KleinBank and their respective Subsidiaries received by Acquirer or its Agents, and any confidential information of Acquirer or Acquirer’s Agents received by KFI or KFI’s Agents, in the course of the consummation of the Merger or Bank Merger will be treated confidentially and held in confidence pursuant to the NDA, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information or trade secrets or both will be destroyed by receiving party or, at the disclosing party’s request, returned to the disclosing party if this Agreement is terminated as provided in ARTICLE 8. Such information will not be used by a receiving party or its Agents to the detriment of the disclosing party or its Subsidiaries and will at all times be maintained and held in compliance with the NDA.

(c) In the event that this Agreement is terminated, neither Acquirer nor KFI will disclose, except as required by Law or pursuant to the request of a Governmental Entity, the basis or reason for such termination, without the consent of the other party.

(d) Each of the parties to this Agreement disclosing information under the terms of this Agreement is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing such information (including information related to pending or threatened Litigation) to the other party, regardless of whether the disclosing party has asserted, or is or may be entitled to assert, such privileges and protections. Each party will be permitted to keep confidential any information that (i) it reasonably believes is subject to legal privilege that would be compromised by disclosure to the other party, and (ii) it is prohibited by Law from sharing.

(e) The parties to this Agreement (i) share a common legal and commercial interest in all of the disclosing party’s information that is subject to such privileges and protections; (ii) are or may become joint defendants in proceedings to which the disclosing party’s information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should either party become subject to any actual or threatened proceeding to which the disclosing party’s information covered by such protections and privileges relates and (iv) intend that, after the Closing, the receiving party will have the right to assert such protections and privileges. No receiving party will admit, claim or contend, in proceedings involving either party or otherwise, that any disclosing party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a receiving party due to such disclosing party disclosing its information (including information related to pending or threatened Litigation) to the receiving party.

5.3 Notice of Developments. KFI will promptly notify Acquirer of any emergency or other change in the Ordinary Course of Business of KFI, KleinBank or any of their respective Subsidiaries to the extent permitted by Law. KFI will promptly notify Acquirer in writing if KFI should discover that any representation or warranty made by it in this Agreement was untrue when made, has subsequently become or will be on the Closing Date untrue in any respect, provided that such inaccuracy would be reasonably anticipated to have a Material Adverse Effect on KFI, KleinBank or any of their respective Subsidiaries. No disclosure pursuant to this Section 5.3 will be deemed to amend or supplement the KFI Disclosure Schedule or to prevent or cure any inaccuracy, misrepresentation, breach of warranty or breach of agreement.

5.4 Certain Loans and Related Matters. KFI will furnish to Acquirer a complete and accurate list as of the end of each calendar month beginning with June 2018 within fifteen (15) Business Days after the end of each such calendar month, of (a) all of the periodic internal credit quality reports of KleinBank prepared during such calendar month (which reports will be prepared in a manner consistent with past practices), (b) all loans of KleinBank classified as non-accrual, as restructured, as ninety (90) days past due, as still accruing and doubtful of collection or any comparable classification, (c) all OREO, including in-substance foreclosures and real estate in judgment, (d) all new loans where the principal amount advanced exceeds $1,000,000, (e) any current repurchase obligations of KleinBank with respect to any loans, loan participations or state or municipal obligations or revenue bonds and (f) any standby letters of credit issued by KleinBank.

5.5 Financial Statements. KFI will furnish Acquirer with balance sheets of KFI and KleinBank as of the end of each calendar month beginning with June 2018 and the related statements of income, within fifteen (15) Business Days after the end of each such calendar month. Such financial statements will be prepared on a basis consistent with the Latest Balance Sheets and the Related Statements and on a consistent basis during the periods involved, and will fairly present the financial positions of KFI and KleinBank as of the dates thereof and the results of operations of KFI and KleinBank for the periods then ended.

5.6 Consents and Authorizations. KFI will use its commercially reasonable efforts to obtain (at no cost to Acquirer), prior to Closing, all consents (the “Required Consents”) from Persons other than Governmental Entities necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement. KFI will keep Acquirer reasonably advised of the status of obtaining the Required Consents, and Acquirer will reasonably cooperate with KFI to obtain the Required Consents.

5.7 Tax Matters.

(a) KFI and KleinBank each, at its own expense, will prepare and timely file (or cause to be prepared and timely filed) all Returns required to be filed by KFI or KleinBank on or before the Effective Date and timely pay all Taxes reflected thereon. Such Returns will be prepared consistently with past practices of KFI and KleinBank to the extent such practices comply with applicable Law. No later than thirty (30) days prior to the due date (including extensions) for filing any income or franchise Returns referred to in the first sentence of this subsection (a), KFI or KleinBank, as relevant, will deliver such Returns to Acquirer for its review, comment and approval, which approval will not be unreasonably withheld, conditioned or delayed. KFI or KleinBank, as applicable, will make all changes and disclosures with respect to all such income and franchise Returns as are reasonably requested by Acquirer.

(b) Acquirer, at its own expense, will prepare and timely file (or cause to be prepared and timely filed) all Returns of KFI and KleinBank required to be filed after the Effective Date. Acquirer will prepare and file all such Returns in respect of a taxable period which ends on or prior to the Effective Date that are not required to be filed on or before the Effective Date, and all such Returns in respect of a taxable period which begins before and ends after the Effective Date to the extent such practices comply with applicable Law. No later than thirty (30) days prior to the due date for filing any income or franchise Returns of KFI referred to in the first sentence of this subsection (b) that KFI will file as an S corporation, Acquirer will deliver drafts of such Returns to the Shareholder Representatives for their review and comment on behalf of the Persons who were KFI shareholders during the Tax period covered by such Return. Acquirer will consider all comments in good faith and will incorporate such comments, changes or disclosures Acquirer determines acceptable, in its reasonable discretion, in the applicable Return prior to filing; provided, however, Acquirer will make any change to a Return that is required to correct an obvious error or to ensure that the Return complies with applicable Law.

(c) Notwithstanding anything in this Agreement to the contrary, Acquirer will not amend, or cause to be amended, any income or franchise Return that KFI filed as an S corporation if such amendment could result in material additional Tax Liability being imposed on any Person that was a holder of KFI Common Stock during the Tax period covered by such Return except where the amendment of such Return is required (i) by a determination within the meaning of Section 1313 of the Code and the Treasury Regulations thereunder with respect to another Return, (ii) to correct an obvious error or to apply the mitigation provisions of Section 1311 through 1314 of the Code or (iii) otherwise by applicable Law (other than an interpretation of Law by the IRS pursuant to an audit of such Return for which any proposed assessments have not yet been fully resolved).

(d) Each of Acquirer and KFI will be liable for fifty percent (50%) of any transfer, value added, excise, stock transfer, capital, stamp, recording, registration and any similar Taxes (“Transfer Tax”) that become payable in connection with the Merger and other transactions contemplated hereby. The applicable parties will cooperate in preparing and filing such forms and documents as may be necessary to permit any such Transfer Tax to be assessed and paid on or prior to the Effective Date in accordance with any available pre-sale filing procedure, and to obtain any exemption from or refund of any such Transfer Tax.

(e) KFI, KleinBank, and Acquirer will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Section 5.7 and in connection with any audit, examination, review, inquiry, Litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and (upon the other party’s reasonable request) the provision of records and information (including making such records and information available for review and copying) which the other party believes in good faith to be relevant to any such audit, examination, review, inquiry, Litigation or other proceeding or determination, the timely provision to the other party of powers of attorney or similar authorizations necessary to carry out the purposes of this Section 5.7, and making employees, advisers and contractors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Acquirer, KFI and KleinBank agree to retain all books and records with respect to Tax matters pertinent to either KFI or KleinBank relating to any taxable period which ends on or prior to the Effective Date until the expiration of the longer or longest determination of a statute of limitations for either assessment or collection of tax (and, to the extent notified by Acquirer or its Affiliate, any extensions thereof) of the respective taxable periods that may apply to KFI or KleinBank, and to abide by all record retention agreements entered into with any Governmental Entity.

(f) From and after the date of this Agreement, KFI shall not declare and pay cash dividends to its shareholders in connection with any quarterly estimated Tax payments. Acquirer agrees to indemnify and reimburse each KFI shareholder for any tax penalties and interest payable, in the amounts indicated on the income tax returns of each such shareholder for the 2018 tax year and any subsequent tax period ending on or before the Effective Date, by offering to enter into a Tax Indemnity Letter with each KFI shareholder in the form attached as Exhibit G. Acquirer also agrees to pay KFI shareholders a tax distribution in an amount equal to the difference between the Shareholder Tax Liability reflected on the returns prepared and filed in accordance with Section 5.7(b) and the Tax dividends actually paid for the 2018 tax year and any subsequent tax period ending on or before the Effective Date, and such payments shall be made the date such returns are required to be filed without extension. For purposes of this Section “Shareholder Tax Liability” shall be an amount equal to 38.3% of the total of such shareholder’s allocated components of federal taxable income, loss and deductions with respect to their ownership of KFI Common Stock, as such components would be reported on federal Schedule K-1 for the related Tax periods.

5.8 No Solicitation.

(a) Neither KFI, nor KleinBank nor any of their respective Subsidiaries will, and they will each use their best efforts to cause their officers, directors, employees, agents and authorized representatives (“Representatives”) not to, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding either KFI, KleinBank or any of their respective Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption of this Agreement by the Required KFI Shareholder Vote, this Section 5.8(a) will not prohibit KFI or its Representatives from furnishing nonpublic information regarding KFI, KleinBank or their respective Subsidiaries to, or entering into discussions or negotiations with, any Person in response to a Superior Proposal that is submitted to KFI by such Person (and not withdrawn) if (1) neither KFI, nor KleinBank, nor any of their respective Subsidiaries nor any of their respective Representatives have violated any of the restrictions set forth in this Section 5.8(a)(i)-(v), (2) the board of directors of KFI concludes in good faith, after having consulted with and considered the advice of outside counsel to KFI, that failure to do so would be reasonably likely to result in a breach of its fiduciary obligations to KFI’s shareholders under applicable Law, (3) at least two (2) Business Days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, KFI gives Acquirer written notice of the identity of such Person and of KFI’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and KFI receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of KFI and (4) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, KFI furnishes such nonpublic information to Acquirer (to the extent such nonpublic information has not been previously furnished by KFI to Acquirer). Without limiting the generality of the foregoing, KFI acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by KFI, KleinBank, their respective Subsidiaries or any of their respective Representatives will be deemed to constitute a breach of this Section 5.8(a) by KFI.

(b) KFI will promptly (and in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise Acquirer orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal relating to KFI or KleinBank (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person prior to the Closing Date. KFI will keep Acquirer fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(c) KFI and KleinBank will immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

(d) KFI will not release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which KFI is a party, and will enforce or cause to be enforced each such agreement at the request of Acquirer. KFI will promptly request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of KFI.

5.9 Maintenance of Allowance for Loan and Lease Losses. KFI will cause KleinBank to maintain the ALLL of KleinBank in compliance with GAAP and Regulatory Accounting Principles and KleinBank’s existing methodology for determining the adequacy of the ALLL, as well as the standards established by all applicable Governmental Entities and GAAP.

5.10 KFI Forbearances. Except as expressly permitted by this Agreement or with the prior written consent of Acquirer (which will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 8, KFI will not, and will not permit any KFI Subsidiary, except as may be required by applicable Law, any Governmental Order or policies imposed by any Governmental Entity, to (a) take any action that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, (b) take, or omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 7 not being or becoming not capable of being satisfied or (c) take any action that would render, or that reasonably would be expected to render, any representation or warranty made by KFI in this Agreement untrue at the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representation or warranty.

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

6.1 The Bank Merger. To the extent not previously approved, KFI will cause the board of directors of KleinBank to approve the Bank Merger Agreement and the Bank Merger promptly after the execution of this Agreement, and will vote all of the shares of KleinBank Common Stock held by KFI in favor of approval of the Bank Merger Agreement and the Bank Merger. For the avoidance of doubt, the Bank Merger will occur simultaneously with the Merger, and will be conditioned upon regulatory approval and upon the Required KFI Shareholder Vote.

6.2 Filings and Regulatory Approvals. Acquirer will use all commercially reasonable efforts to prepare and file no later than thirty (30) days after the date of this Agreement all applications and other documents required to obtain Regulatory Approvals and consents from OCC and the MDC for the Bank Merger and waiver or approval, if required, of the FRB of the Merger. KFI will cooperate with Acquirer in the preparation and filing of all such applications and other documents. Prior to filing each application or other document with the applicable Governmental Entity, Acquirer will promptly provide KFI with an opportunity to review and comment on the non-confidential portions of each such application or other document. Each party to this Agreement will use all commercially reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Acquirer will pay, or will cause to be paid, any applicable fees and expenses (other than the fees and expenses of KFI’s counsel) in connection with the preparation and filing of such regulatory filings necessary to obtain the Regulatory Approvals.

6.3 Shareholder Meeting; Registration Statement.

(a) KFI will call a special meeting of its shareholders (the “KFI Shareholder Meeting”) for the purpose of voting upon this Agreement and the Merger, and will schedule such meeting based on consultation with Acquirer as soon as practicable after the Registration Statement is declared effective. The board of directors of KFI will recommend that the shareholders approve this Agreement and the Merger (the “KFI Board Recommendation”), and KFI will use its best efforts (including soliciting proxies for such approval) to obtain the Required KFI Shareholder Vote. In connection with the KFI Shareholder Meeting and the approval of this Agreement and the transactions contemplated hereunder by the holders of KFI Common Stock, KFI will distribute the Proxy Statement/Prospectus to all holders of KFI Common Stock. The KFI Board

Recommendation may not be withdrawn or modified in a manner adverse to Acquirer, and no resolution by the board of directors of KFI or any committee thereof to withdraw or modify the KFI Board Recommendation in a manner adverse to KFI may be adopted; provided, however, that notwithstanding the foregoing, prior to the adoption of this Agreement by the Required KFI Shareholder Vote, the board of directors of KFI may withdraw, qualify or modify the KFI Board Recommendation or approve, adopt, recommend or otherwise declare advisable any Superior Proposal made after the date hereof, if the board of directors of KFI determines in good faith, after consultation with outside counsel, that failure to do so would be likely to result in a breach of fiduciary duties under applicable Law (a “Change of KFI Board Recommendation”). In determining whether to make a Change of KFI Board Recommendation in response to a Superior Proposal or otherwise, the board of directors of KFI will take into account any changes to the terms of this Agreement proposed by Acquirer or any other information provided by Acquirer in response to such notice.

(b) For the purposes of (i) holding the KFI Shareholder Meeting and (ii) registering Acquirer Common Stock to be issued to shareholders of KFI in connection with the Merger with the SEC and with applicable state securities authorities, Acquirer will prepare, with the cooperation of KFI (which will, for the avoidance of doubt, be given the opportunity to participate in the preparation of the Registration Statement and will have the right to approve the content of the Registration Statement relating to KFI and KleinBank), a registration statement on Form S-4 (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the “Registration Statement”), which will include a proxy statement/prospectus satisfying all applicable requirements of the Securities Act, the Exchange Act and applicable Blue Sky Laws (such proxy statement/prospectus, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement/Prospectus”).

(c) Acquirer will furnish such information concerning Acquirer and its Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus and the Registration Statement, insofar as they relate to Acquirer and its Subsidiaries, to be prepared in accordance with Section 6.3(b). Acquirer agrees promptly to notify KFI if at any time prior to the KFI Shareholder Meeting any information provided by Acquirer in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or omission.

(d) KFI will promptly furnish Acquirer with such information concerning KFI, KleinBank and their respective Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus and the Registration Statement, insofar as they relate to KFI, KleinBank or their respective Subsidiaries, to be prepared in accordance with Section 6.3(b), including the opinion of counsel as to Tax matters required to be filed as an exhibit thereto. KFI agrees promptly to notify Acquirer if at any time prior to the KFI Shareholder Meeting any information provided by KFI in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect, and to provide Acquirer with the information needed to correct such inaccuracy or omission.

(e) Within forty-five (45) days after the execution of this Agreement, Acquirer will file the Registration Statement with the SEC and applicable state securities agencies. Acquirer will use commercially reasonable efforts to cause (i) the Registration Statement to become effective under the Securities Act and applicable Blue Sky Laws at the earliest practicable date and (ii) the shares of Acquirer Common Stock issuable to the shareholders of KFI to be authorized for listing on the NASDAQ or other national securities exchange. At the time the Registration Statement becomes effective, Acquirer will use its commercially reasonable efforts to ensure that the Registration Statement complies in all material respects with the provisions of the Securities Act and applicable Blue Sky Laws. KFI hereby authorizes Acquirer to utilize in the Registration Statement the information concerning KFI, KleinBank and their respective Subsidiaries provided to Acquirer for the purpose of inclusion in the Proxy Statement/Prospectus. Acquirer will advise KFI promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Acquirer will furnish KFI with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party will consult with the other with respect to any material (other than the Proxy Statement/Prospectus) that might constitute a “prospectus” relating to the Merger within the meaning of the Securities Act.

(f) Acquirer agrees that none of the information relating to Acquirer and its Subsidiaries that is provided by Acquirer for inclusion in: (i) the Proxy Statement/Prospectus, any filings or approvals under applicable federal or state banking Laws or regulations or Blue Sky Laws, or any filing pursuant to the Securities Act will, at the time of mailing the Proxy Statement/Prospectus to KFI’s shareholders, at the time of the KFI Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) KFI agrees that none of the information relating to KFI, KleinBank and their respective Subsidiaries that is provided by KFI for inclusion in: (i) the Proxy Statement/Prospectus, any approvals under applicable federal or state banking Laws or regulations or Blue Sky Laws, or any filing pursuant to the Securities Act will, at the time of mailing the Proxy Statement/Prospectus to KFI’s shareholders, at the time of the KFI Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Acquirer will bear the costs of all SEC filing fees with respect to the Registration Statement and the costs of qualifying the shares of Acquirer Common Stock under the Blue Sky Laws, to the extent necessary. Acquirer will also bear the costs of all NASDAQ listing fees with respect to listing the shares of Acquirer Common Stock on the NASDAQ or other national securities exchange pursuant to this Agreement. Acquirer will bear all printing and mailing costs in connection with the preparation and mailing of the Proxy Statement/Prospectus to KFI and Acquirer shareholders. Acquirer and KFI will each bear their own legal and accounting expenses in connection with the preparation of the Proxy Statement/Prospectus and the Registration Statement.

6.4 Establishment of Accruals.

(a) Prior to the Effective Time, KFI shall and shall cause KFI Subsidiaries to make, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, such appropriate accounting entries in its books and records and use commercially reasonable efforts to take such other actions as KFI and KFI Subsidiaries shall deem to be necessary or desirable in anticipation of the Merger including, without limitation, accruals or the creation of reserves for employee benefits and Merger-related expenses.

(b) KFI recognizes that Acquirer may have adopted different loan and accounting policies and practices (including loan classifications and levels of loan loss allowances). Subject to applicable Law (including without limitation applicable banking laws and regulations and GAAP) and the conditions in Section 6.4(d), from and after the date hereof KFI shall consult and cooperate in good faith with Acquirer with respect to conforming the loan and accounting policies and practices of KFI to those policies and practices of Acquirer for financial accounting and/or income tax reporting purposes, as reasonably specified in each case in writing from Acquirer to KFI, based upon such consultation.

(c) Subject to applicable Law (including without limitation applicable banking laws and regulations and GAAP) and the conditions in Section 6.4(d), KFI shall consult and cooperate in good faith with Acquirer with respect to determining, as reasonably specified in a written notice from Acquirer to KFI, based upon such consultation, the amount and the timing for recognizing for financial accounting and/or income tax reporting purposes of KFI’s expenses of the Merger.

(d) Subject to applicable Law (including without limitation applicable banking laws and regulations and GAAP), KFI shall consult and cooperate in good faith to (i) make such conforming entries to conform the loan and accounting policies and practices of KFI to the policies and practices of Acquirer as contemplated in Section 6.4(b) above and (ii) recognize KFI’s expenses of the Merger for financial accounting and/or income tax reporting purposes at such times as are reasonably requested in writing by Acquirer as contemplated in Section 6.4(c) above, but in no event prior to the fifth (5th) day next preceding the Closing Date.

(e) KFI’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken on account of Section 6.4(d).

6.5 Employee Matters.

(a) General. At the request of Acquirer, and except as otherwise provided in Section 6.5(c), KFI agrees to terminate any Plans as of the Effective Time in accordance with their terms and subject to applicable Laws. If any Plans are not so terminated, after the Effective Time, Acquirer will have the right to continue, amend, merge or terminate any of such Plans in accordance with the terms thereof and subject to any limitation arising under applicable Law, including Tax qualification requirements. KFI agrees that, at the request of Acquirer, KleinBank, KFI and any Commonly Controlled Entity will cease to be a participating employer of, and will cease making contributions to or otherwise providing benefits under, any Plan, as of the Effective Time. If, after the Effective Time, there are any Plans for which the Surviving Corporation or any of its Subsidiaries continues to be a participating employer, Acquirer will have the right to discontinue such participation in any of such Plans in accordance with the terms thereof and subject to any limitation arising under applicable Law. Until Acquirer will take such action, however, such Plans will continue in force for the benefit of present and former employees of either of KFI or KleinBank who have any present or future entitlement to benefits under any of the Plans.

(b) Termination of KFI 401(k). Unless Acquirer directs KFI otherwise in writing, no later than five (5) Business Days prior to the Closing Date, the board of directors of KFI will adopt resolutions, effective immediately prior to the Effective Date, (i) permanently discontinuing contributions to and terminating the KFI 401(k) and (ii) amending the KFI 401(k), to the extent necessary, to comply with all applicable Laws. Such resolutions will provide that, as soon as administratively feasible following the Closing, but subject to any applicable regulatory requirements and receipt of any necessary regulatory approvals, the Surviving Corporation will direct the KFI 401(k) to distribute each participant’s vested account balance in a single lump sum, providing each participant the option of receiving their single lump sum distribution or rolling over their vested account balance to Old National Bancorp Employee Stock Ownership and Savings Plan. KFI will also take such other actions in furtherance of the termination of the KFI 401(k) as Acquirer may reasonably require.

(c) Continuation of KFI Deferred Compensation Arrangements. Effective as of the Effective Time, KFI shall freeze the deferral amounts and deferral elections of all participants in the KFI Deferred Compensation Arrangements and allow no additional deferrals pursuant to such arrangements. Acquirer agrees to leave the KFI Deferred Compensation Arrangements in place following the Effective Time and assume and perform all obligations of KFI and its Subsidiaries pursuant to such arrangements in accordance with the terms of each such arrangement and consistent with past practices, except that Acquirer may transfer such arrangements to Acquirer’s deferred compensation plan administrator and, to the extent permitted under the applicable KFI

Deferred Compensation Arrangement, provide the investment options in accordance with the related terms of Acquirer’s deferred compensation arrangements. After the Effective Time, notwithstanding any provision to the contrary, a KFI Deferred Compensation Arrangement may only be terminated with the consent of each such KFI Deferred Compensation Arrangement’s participants.

(d) Participation in Acquirer Benefit Plans. Upon the later of the Closing Date or the date upon which a former KFI employee is no longer covered by a KFI Plan, each KFI employee will be eligible to participate in the health, vacation and other non-equity based employee benefit plans of Acquirer or its Subsidiaries (the “Acquirer Plans”) to the same extent as similarly situated employees of Acquirer and to the extent permitted by the applicable Acquirer Plan or applicable Law; provided, however, that nothing in this Section 6.5(c) or elsewhere in this Agreement will limit the right of Acquirer or any of its Subsidiaries to amend or terminate an Acquirer Plan at any time. With respect to the Acquirer Plans, Acquirer will, or will cause the Surviving Corporation or its Subsidiaries to: (i) with respect to each Acquirer Plan that is a medical/prescription, dental or vision plan, (x) waive any exclusions for pre-existing conditions under such Acquirer Plan that would result in a lack of coverage for any condition for which the applicable KFI employee would have been entitled to coverage under the corresponding Plan in which such KFI employee was an active participant immediately prior to his or her transfer to Acquirer Plan; (y) waive any waiting period under such Acquirer Plan, to the extent that such period exceeds the corresponding waiting period under the corresponding Plan in which such KFI employee was an active participant immediately prior to his or her transfer to Acquirer Plan (after taking into account the service credit provided for herein for purposes of satisfying such waiting period) and (z) provided the insurance company of KFI or KleinBank provides information related to the amount of such credit that is available to Acquirer, provide each KFI employee with credit for deductibles paid by such KFI employee prior to his or her transfer to an Acquirer Plan (to the same extent such credit was given under the analogous Plan prior to such transfer) in satisfying any applicable deductible or out-of-pocket requirements under such Acquirer Plan for the plan year that includes such transfer and (ii) fully recognize service of the KFI employees with either KFI or KleinBank for purposes of eligibility to participate and vesting credit, and, solely with respect to vacation and severance benefits, benefit accrual in any Acquirer Plan in which the KFI employees are eligible to participate after the Closing Date, to the extent that such service was recognized for that purpose under the analogous Plan prior to such transfer. Acquirer will extend coverage to KFI employees for health care, dependent care and limited purpose health care flexible spending accounts established under Section 125 of the Code to the same extent as available to similarly situated employees of Acquirer to the extent permitted by such Acquirer Plans and applicable Law. Acquirer will give effect to any elections made by KFI employees with respect to such accounts under any flexible benefits cafeteria plan of either KFI or KleinBank to the extent permitted by such Acquirer Plan and applicable Law. KFI employees will be credited with amounts available for reimbursement equal to such amounts as were credited under any flexible benefits cafeteria plan of either KFI or KleinBank to the extent permitted by such Acquirer Plan and applicable Law. The foregoing will not apply to the extent it would result in duplication of benefits.

(e) Terminated KFI Employees. To the extent that Acquirer terminates the employment of any KFI employee without “cause” (as such term is defined in the sole discretion of Acquirer), at, or within six (6) months after, the Effective Time, and such KFI employee is not otherwise entitled to severance benefits under a separate contractual obligation with either KFI or KleinBank in effect on the date of this Agreement, Acquirer will offer such KFI employee severance benefits as provided in the Old National Bancorp Severance Pay Plan, a copy of which has been provided to KFI.

(f) KFI Employee Retention Program. Prior to the Effective Time, KFI and Acquirer will mutually agree on and establish an employee retention bonus program in the aggregate amount set forth on Schedule 6.5(f) and will allocate pursuant to such program cash awards to certain KFI employees to remain in the employ of one of KFI, KleinBank and Acquirer Bank, for non-customer contact employees through the completion of the Closing Date or within sixty (60) days following the system’s integration between KFI and KleinBank, on the one hand, and Acquirer and Acquirer Bank, on the other hand and for other employees through such date as Acquirer may reasonably establish for such employees.

(g) Transaction-Related Incentives. On the Closing Date, KFI will pay the transaction-related incentives for designated employees of KFI in the amounts set forth in the agreements described on Schedule 6.5(g).

(h) Employment Agreements and Incentives. As of the Effective Time, Acquirer shall assume the change in control and other employment agreements between KFI and its Subsidiaries and their respective employees listed in the KFI Disclosure Schedule. On the Closing Date, KFI will pay any amounts owing but not yet paid under any employee incentive compensation and bonus plan of KFI or its Subsidiaries listed in the KFI Disclosure Schedule, in the amounts accrued for payment under such plans as of the Closing Date.

(i) Affordable Care Act Reporting. As required under the Affordable Care Act, KFI, KleinBank and each Commonly Controlled Entity will accurately complete and timely file with the IRS, and timely send to all covered individuals, as applicable, any required IRS Forms 1094-B, 1095-B, 1094-C and 1095-C and all other associated or supplemental forms or notices for the 2018 calendar year with respect to each Benefit Plan that is subject to the Affordable Care Act.

(j) Limitation on Enforcement. This Agreement is an agreement solely between KFI and Acquirer. Nothing in this Agreement, including this Section 6.5, whether express or implied, confers upon any KFI employees, employees of Acquirer and its Subsidiaries or any other Person, any rights or remedies, including: (i) any right to employment or recall, (ii) any right to continued employment for any specified period or (iii) any right to any particular compensation, benefit or aggregate of benefits, or any other term or condition of employment, of any kind or nature whatsoever.

6.6 Tax Treatment. Neither KFI, KleinBank nor Acquirer will take any action that would disqualify the Merger as a “reorganization” within the meaning of Section 368(a)(1) of the Code.

6.7 Updated Schedules. KFI and Acquirer shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time and as of the Effective Time, the KFI Disclosure Schedule and the Acquirer Disclosure Schedule, respectively, or add any schedule or schedules, with respect to any matters or events hereafter arising or to correct any misstatement or omission which, if in existence or having occurred as of the date of this Agreement, are required to be set forth for the purpose of making the representations and warranties to which any such schedule relates true and correct in all material respects, if existing or known as of the date hereof. Notwithstanding the foregoing, any updated schedule will not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects for purposes of Sections 7.2(a) and 7.3(a) respectively. No such supplement, amendment or update shall become part of the KFI Disclosure Schedule or the Acquirer Disclosure Schedule unless Acquirer or KFI, respectively, shall have first consented in writing with respect thereto.

6.8 Indemnification; Directors’ and Officers’ Insurance.

(a) Acquirer agrees that all rights of the present and former directors and officers of either KFI or KleinBank to indemnification provided for in the Articles of Incorporation or Bylaws or other governing documents of KFI or KleinBank, as applicable, as in effect on the date hereof, or required under any applicable Law (including rights to advancement of expenses and exculpation), and that all such rights of the present and former directors and officers of KFI and KleinBank (to the extent such rights to indemnification are required) will survive the Merger and continue in full force and effect in accordance with their terms to the extent permitted by Law, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, for a period of six (6) years after the Effective Time (each such director, officer and employee being sometimes hereinafter referred to as an “Indemnified Party”). The Surviving Corporation will indemnify any Person made a party to any proceeding by reason of the fact that such Person was a director or officer of either KFI or KleinBank at or prior to the Effective Time to the fullest extent provided in, and will advance expenses in accordance with, the Articles of Incorporation, Bylaws and other governing documents of KFI or KleinBank, as applicable, in the form previously provided to Acquirer and effective as of the date of this Agreement, in each case subject to all the limitations set forth in such Articles of Incorporation, Bylaws or other governing documents and applicable Law. Notwithstanding anything to the contrary contained in this Section 6.8, nothing contained in this Agreement will require Acquirer to indemnify, defend or hold harmless any Indemnified Party to a greater extent than either of KFI or KleinBank may, as of the date of this Agreement, indemnify, defend and hold harmless such Indemnified Party, and any such indemnification provided pursuant to this Section 6.8 will be provided only to the extent that such indemnification is permitted by any applicable federal or state Laws.

(b) Prior to the Effective Time, KFI will or, if KFI is unable to, Acquirer as of the Effective Time will, obtain a “tail” insurance policy with a claims period of at least six (6) years from and after the Effective Time with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable to the Indemnified Parties as the existing policies of KFI and KleinBank with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). Acquirer will pay the premium for such D&O Insurance tail policy provided that in no event will Acquirer by required to expend more than an amount per year equal to 200% of the annual premiums paid by KFI as of the Effective Time for such insurance (the “Insurance Amount”) provided, however, that if the cost exceeds such limit, Acquirer will use its reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(c) The provisions of this Section 6.8 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party as if he or she were a party to this Agreement.

6.9 Acquirer Confidential Information. Any confidential information or trade secrets of each of Acquirer and its Subsidiaries received by either KFI, KleinBank or their respective Subsidiaries, or their respective employees or agents in the course of the negotiation and consummation of the Merger or Bank Merger will be treated confidentially and held in confidence pursuant to the NDA, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing either such confidential information or trade secrets or both will be destroyed by KFI, KleinBank and their respective Subsidiaries or, at Acquirer’s request, returned to Acquirer if this Agreement is terminated as provided in Article 8. Such information will be maintained and held in compliance with the NDA.

6.10 Environmental. If requested by Acquirer within sixty (60) days of this Agreement, KFI will cooperate with an environmental consulting firm designated by Acquirer (and reasonably acceptable to KFI) in connection with the conduct by such firm of a Phase I Environmental Site Assessment (in accordance with a written scope of work approved by the parties using the current ASTM standard Phase I standard E1527-13) on all real property owned or leased by KFI or any KFI Subsidiary as of the date of this Agreement, and any real property acquired or leased by KFI or any KFI Subsidiary before the Closing Date. If any Phase I report discloses any current Recognized Environmental Conditions (“REC”, as defined under the ASTM standard), the parties will consult and determine whether a Phase II assessment is recommended based on the finding of an REC. Acquirer shall have the right to have a Phase II environmental assessment performed on such real property. The parties shall enter into a reasonable temporary site access agreement prior to any environmental site assessment work at any property. Acquirer shall be responsible for the cost of the Phase I assessments, Acquirer shall be responsible for the cost of any Phase II assessments of property leased by KFI, and KFI and Acquirer shall each be responsible for 50% of the cost of any Phase II assessments of property owned by KFI. Acquirer shall return the properties to the same condition as present prior to their performance of any environmental site assessment work at the properties. Notwithstanding the foregoing, KFI’s obligations under this paragraph and the performance of any Phase I or II assessments, shall be subject to and limited by the terms and conditions of the lease agreements applicable to any leased properties and the receipt of all appropriate lessor consents.

If the environmental consultant’s good faith estimate, based upon the results of the Phase I or Phase II environmental site assessment work completed under this Agreement, of the dollar amount, if any, that KFI and KFI Subsidiaries would reasonably be required to expend under the terms of the applicable lease or applicable Environmental Laws for clean-up, remediation and penalties relating to pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and any other materials regulated under the Environmental Laws with respect to KFI’s or KFI Subsidiaries’ owned or leased real properties or any adjoining properties, is in excess of $3,000,000 in the aggregate, then Acquirer shall have the right to terminate this Agreement pursuant to Section 8.1(d)(iii), which termination shall be Acquirer’s sole remedy in such event.

ARTICLE 7

CONDITIONS

7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) Regulatory Approvals. The Bank Regulatory Approvals will have been obtained and shall remain in full force and effect and the applicable waiting periods, if any, under all statutory or regulatory waiting periods will have lapsed. None of such approvals will contain any conditions, restrictions or requirements that could not have been reasonably anticipated by Acquirer and would be reasonably expected to have a Material Adverse Effect on Acquirer or KFI such that Acquirer would not have entered into this Agreement had such condition, restriction or requirement been known as of the date of this Agreement.

(b) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction will have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

(c) Governmental Action. There will not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would reasonably be expected to result, directly or indirectly, in (i) restraining or prohibiting the consummation of the transactions contemplated hereby or obtaining material damages KFI, KleinBank or their respective Subsidiaries or Acquirer or any of Acquirer’s Subsidiaries in connection with the transactions contemplated hereby, (ii) prohibiting direct or indirect ownership or operation by Acquirer of all or a material portion of the business or assets of KFI, KleinBank or their respective Subsidiaries or of Acquirer or any of its Subsidiaries, or to compelling Acquirer or any of its Subsidiaries or KFI, KleinBank or their respective Subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Acquirer or any of its Subsidiaries or of KFI, KleinBank or their respective Subsidiaries, as a result of the transactions contemplated hereby or (iii) requiring direct or indirect divestiture by Acquirer of any of its business or assets or of the business or assets of KFI, KleinBank or their respective Subsidiaries.

(d) No Termination. No party hereto will have terminated this Agreement as permitted herein.

(e) Shareholder Approval. The Merger will have been approved by the Required KFI Shareholder Vote.

(f) Registration Statement. The Registration Statement will have been declared and will remain effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement will have been issued and no action, lawsuit, proceeding or investigation for that purpose will have been initiated or threatened by the SEC, and all approvals required under Blue Sky Laws relating to the shares of Acquirer Common Stock issuable to the shareholders of KFI hereunder will have been received. The shares of Acquirer Common Stock issuable to the shareholders of KFI will have been authorized for listing on the NASDAQ, subject to official notice of issuance.

7.2 Additional Conditions to Obligation of KFI. The obligation of KFI to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Article 3 that are not subject to materiality or Material Adverse Effect qualifications will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date will only need to have been true on and as of such date and (ii) the representations and warranties set forth in Article 3 that are subject to materiality or Material Adverse Effect qualifications will be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date will only need to have been true on and as of such date.

(b) Agreements. Acquirer will have performed and complied in all material respects with each of its agreements contained in this Agreement.

(c) Officer’s Certificate. Acquirer will have furnished to KFI a certificate of the Chief Financial Officer of Acquirer, dated as of the Effective Time, in which such officer will certify to the conditions set forth in Sections 7.2(a) and (b).

(d) Acquirer Secretary’s Certificate. Acquirer will have furnished to KFI (i) copies of the text of the resolutions by which the corporate action on the part of Acquirer necessary to approve this Agreement and the transactions contemplated hereby were taken and (ii) a certificate dated as of the Effective Time executed on behalf of Acquirer by its corporate secretary or one of its assistant corporate secretaries certifying to KFI that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

(e) Legal Opinion. KFI will have received an opinion of Kreig DeVault LLP that based on the terms of this Agreement and based on certain facts, representations and assumptions set forth in such opinion, the Merger will qualify as a reorganization under Section 368(a)(1) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including representations and covenants contained in certificates of officers of KFI and Acquirer.

(f) Other Materials. KFI will have received the materials set forth in Section 2.10(b).

(g) Tax Indemnification. Acquirer has offered to enter into a Tax Indemnity Letter with each KFI shareholder, in the form attached as Exhibit G.

7.3 Additional Conditions to Obligation of Acquirer. The obligation of Acquirer to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

(a) Representations and Compliance. (i) The representations and warranties set forth in Article 4 that are not subject to materiality or Material Adverse Effect qualifications will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date will only need to have been true on and as of such date and (ii) the representations and warranties set forth in Article 4 that are subject to materiality or Material Adverse Effect qualifications will be true and correct in all respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date will only need to have been true on and as of such date.

(b) Agreements. KFI will have performed and complied in all material respects with each of its agreements contained in this Agreement.

(c) Officers’ Certificate of KFI. KFI will have furnished to Acquirer a certificate of the Chief Executive Officer and Chief Financial Officer of KFI, dated as of the Effective Date, in which such officers will certify to the conditions set forth in Sections 7.3(a) and 7.3(b).

(d) KFI Secretary’s Certificate. KFI will have furnished to Acquirer (i) copies of the text of the resolutions by which the corporate action on the part of KFI necessary to approve this Agreement and the transactions contemplated hereby were taken and (ii) a certificate dated as of the Effective Time executed on behalf of KFI by its corporate secretary or one of its assistant corporate secretaries certifying to Acquirer that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

(e) Dissenting Shares. The total number of Dissenting Shares will be no greater than ten percent (10%) of the number of issued and outstanding shares of KFI Common Stock.

(f) Required Consents. Each Required Consent will have been obtained and be in full force and effect, and such actions as Acquirer’s counsel may reasonably require will have been taken in connection therewith.

(g) No Equity Claims. No Person (other than a holder of shares of KFI Common Stock) will have asserted that such Person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, either of KFI or KleinBank or (ii) is entitled to any of the Merger Consideration.

(h) Other Materials. Acquirer will have received the materials set forth in Section 2.10(a).

(i) Tax Opinion. The board of directors of Acquirer shall have received a written opinion of the law firm of Krieg DeVault LLP, dated as of the Effective Time, in form and content reasonably satisfactory to Acquirer, to the effect that the Merger to be effected pursuant to this Agreement will constitute a tax-free reorganization under the Code (as described in Section 2.12 hereof) to each party hereto and to the shareholders of KFI. In rendering such opinion, counsel may require and rely upon customary representation letters of the parties hereto and rely upon customary assumptions.

(j) KFI Consolidated Shareholders’ Equity. As of the Determination Date, KFI Consolidated Shareholders’ Equity shall be at least equal to Minimum Shareholders’ Equity.

(k) Lock Up Agreements. Shareholders of KFI shall have executed Lock Up Agreements in the form attached at Exhibit E which, when combined with the previously executed Lock Up Agreements, restrict the sale of no less than 80% of the Acquirer Common Stock received by KFI shareholders for sixty (60) to ninety (90) days after the Effective Time.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

8.1 Reasons for Termination. This Agreement, by prompt written notice given to the other parties prior to or at the Closing, may be terminated:

(a) by mutual consent of the boards of directors of Acquirer and KFI;

(b) by either party:

(i) if a Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that permanently restrains, enjoins or otherwise prohibits or makes illegal the Closing and such Governmental Order shall have become final and non-appealable;

(ii) if at the KFI Shareholder Meeting, this Agreement will not have been duly adopted by the Required KFI Shareholder Vote; or

(iii) if the Closing has not occurred by March 31, 2019 (the “Termination Date”), provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose breach of any provisions of this Agreement causes the failure of the Merger to occur on or before the Termination Date;

(c) by KFI if:

(i) Acquirer will have breached any representation, warranty or agreement of Acquirer in this Agreement in any material respect and such breach would give rise to a failure of a condition set forth in Section 7.2, and such condition is incapable of being satisfied by the Termination Date or has not been cured by Acquirer within thirty (30) days after written notice of such breach is given by KFI to Acquirer;

(ii) (A) KFI will have delivered to Acquirer a written notice of the intent of KFI to enter into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal based on an Acquisition Proposal received by it, (B) five (5) Business Days have elapsed following delivery to Acquirer of such written notice by KFI, (C) during such five (5) Business Day period, KFI has fully complied with the terms of Section 5.8, including informing Acquirer of the terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal, with the intent of enabling Acquirer to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (D) at the end of such five (5) Business Day period, the board of directors of KFI will have continued reasonably to believe that such Acquisition Proposal constitutes a Superior Proposal, (E) KFI pays to Acquirer the termination fee in accordance with Section 8.4, and (F) KFI will have entered into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the board of directors of KFI will have resolved to do so;

(iii) by written notice by KFI to Acquirer at any time during the five-day period commencing on the Calculation Date if the Acquirer Market Value on the Calculation Date is less than $15.75, such termination to be effective on the tenth (10th) day following the Calculation Date;

subject, however, to the following three sentences. If KFI elects to exercise its termination right pursuant to this Section 8.1(c)(iii), it shall give prompt written notice thereof to Acquirer. During the five (5) Business Day period commencing with its receipt of such notice, Acquirer shall have the option to increase the Exchange Ratio to equal the quotient determined by dividing the Initial Acquirer Market Value by the Acquirer Market Value on the Calculation Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.85. If within such five (5) Business Day period, Acquirer delivers written notice to KFI that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies KFI of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 8.1(c)(iii), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified). For purposes of clarification, the adjustments to the Exchange Ratio contemplated by Section 2.6 of this Agreement shall be calculated and applied subsequent to any adjustment to the Exchange Ratio pursuant to this Section 8.1(c)(iii).

For purposes of this Section 8.1(c)(iii), the following terms shall have the meanings indicated below:

“Acquirer Market Value” means the Volume Weighted Average Price of a share of Acquirer Common Stock for the period ending on the day immediately preceding the Calculation Date.

“Calculation Date” shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

“Initial Acquirer Market Value” means $18.53, adjusted as indicated in the last sentence of this Section 8.1(c)(iii).

If Acquirer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Calculation Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 8.1(c)(iii).

(iv) any of the conditions set forth in Sections 7.1 or 7.2 will have become impossible to satisfy (other than through a failure of KFI to comply with its obligations under this Agreement); or

(d) by Acquirer if:

(i) KFI will have breached any representation, warranty or agreement in this Agreement in any material respect and such breach would give rise to a failure of a condition set forth in Section 7.3, and such condition is incapable of being satisfied by the Termination Date or has not been cured by KFI within thirty (30) days after written notice of such breach is given by Acquirer to KFI;

(ii) There has been a Material Adverse Effect on KFI on a consolidated basis as of the Effective Time, as compared to that in existence on the date of this Agreement;

(iii) Acquirer elects to exercise its right to terminate pursuant to Section 6.10;

(iv) If the KFI board of directors shall fail to include its recommendation to approve the Merger in the proxy statement/prospectus;

(A) in the event of a Change of KFI Board Recommendation;

(B) if the KFI board of directors shall approve any Acquisition Proposal or publicly recommend that the holders of KFI Common Stock accept or approve any Acquisition Proposal;

(C) if KFI shall have entered into, or publicly announced its intention to enter into, a definitive agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal; or

(D) if the KFI board of directors fails to publicly reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within five (5) Business Days of a written request by Acquirer to provide such reaffirmation; or

(v) if a quorum could not be convened at the meeting of shareholders of KFI contemplated in Section 6.3 or at a reconvened meeting held at any time prior to or on the Termination Date.

8.2 Effect of Termination. Except as provided in Sections 8.3 and 8.4 and any provisions set forth herein that survive the termination of this Agreement, if this Agreement is terminated pursuant to Section 8.1, this Agreement will forthwith become void, there will be no Liability under this Agreement on the part of Acquirer, KFI or any of their respective Representatives or Subsidiaries, and all rights and obligations of each party hereto will cease; provided, however, that, subject to Sections 8.3 and 8.4, nothing herein will relieve any party from Liability arising out of its own fraud, willful misconduct or intentional breach of this Agreement.

8.3 Expenses. Except as otherwise provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such Expenses, whether or not the Merger is consummated. As used in this Agreement, “Expenses” will consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of the approval of the Merger by holders of KFI Common Stock and all other matters related to the consummation of the Merger.

8.4 Termination Fees.

(a) If this Agreement is terminated by either party pursuant to Section 8.1(b)(iii) as a result of the failure to obtain any of the Bank Regulatory Approvals and such failure is a result of a regulatory issue directly and solely related to Acquirer, Acquirer shall pay to KFI an amount in cash equal to $2,000,000 (the “KFI Termination Fee”).

(b) KFI shall pay to Acquirer an amount in cash equal to $17,078,724 (the “Acquirer Termination Fee”) if:

(i) This Agreement is terminated by Acquirer pursuant to Section 8.1(d)(iv);

(ii) This Agreement is terminated by either party pursuant to Section 8.1(b)(ii) or Section 8.1(d)(v) and, in each case, prior to the date that is twelve (12) months after such termination KFI or KleinBank enters into any Acquisition Agreement or any Acquisition Proposal is consummated (regardless of whether such Acquisition Proposal is made or consummated before or after termination of this Agreement);

(iii) This Agreement is terminated by either party pursuant to Section 8.1(b)(iii) and (A) prior to the date of such termination, an Acquisition Proposal was made, and (B) prior to the date that is twelve (12) months after such termination, KFI or KleinBank enters into any Acquisition Agreement or any Acquisition Proposal is consummated; or

(iv) This Agreement is terminated by KFI pursuant to Section 8.1(c)(iii).

(c) Any Termination Fee due under this Section 8.4 shall be paid by wire transfer of same day funds (i) in the case of Section 8.4(a) or Section 8.4(b)(i) or (iv), concurrently with such termination, and (ii) in the case of Section 8.4(b)(ii) or (iii)), on the date KFI enters into such Acquisition Agreement or consummates such Acquisition Proposal.

(d) In the event that either party owes the Termination Fee pursuant to this Section 8.4, then the payment of such amount shall be the sole and exclusive remedy for those termination events and shall constitute liquidated damages. The parties acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not have entered into this Agreement. Accordingly, if either party fails to promptly pay the amounts due pursuant to this Section 8.4, and, in order to obtain such payment, a party commences a suit that results in a judgment against the other party for the amounts set forth in this Section 8.4, in addition to the amount of such judgment, the prevailing party shall be paid its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 8.4 at the national prime rate in effect on the date such payment was required to be made.

8.5 Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto; provided, however, that Acquirer may, in its sole discretion, amend Sections 4.17 and 5.1 to increase any of the dollar thresholds contained in those sections or to relax any other requirements in those sections in order to obtain the Regulatory Approvals.

8.6 Waiver. The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

ARTICLE 9

GENERAL PROVISIONS

9.1 Press Releases and Announcements. Any public announcement, including any announcement to employees, customers, suppliers or others having dealings with KFI or KFI Subsidiaries, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Acquirer will determine and approve, or as required by applicable Law. Notwithstanding the foregoing, Acquirer and KFI agree that (a) a press release for national dissemination announcing the execution of this Agreement in a form prepared by Acquirer and reviewed and approved by KFI (with such approval not to be unreasonably withheld, conditioned or delayed) may be made on the day after execution of this Agreement, or as soon thereafter as practicable and (b) any press release or customer communication relating to this Agreement and the transactions contemplated hereby issued for dissemination in Minneapolis, Minnesota prior to the Effective Time will be in a form prepared by Acquirer and reviewed and approved by KFI (with such approval not to be unreasonably withheld, conditioned or delayed). Acquirer will have the right to be present for any in-person announcement by KFI. Unless consented to by Acquirer or required by Law, KFI will keep, and will cause KFI Subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential.

9.2 Notices. All notices and other communications hereunder will be in writing and will be sufficiently given if made by hand delivery, by e-mail, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as will be specified by it by like notice):

if to Acquirer:

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Attention: Jeffrey L. Knight, Executive

Vice President, Corporate Secretary

and Chief Legal Counsel

Fax: (812) 468-0399

E-mail: jeff.knight@oldnational.com

with a copy to (which will not constitute notice):

Krieg DeVault LLP

One Indiana Square

Suite 2800

Indianapolis, Indiana 46204

Attention: Michael J. Messaglia

Fax: (317) 636-1507

E-mail: mmessaglia@kdlegal.com

if to KFI:

KFI Financial, Inc.

1550 Audubon Rd, Suite 200

P.O. Box 487

Chaska, Minnesota 55318

Attention:       Doug Hile

Telephone:     (952) 361-9249

E-mail:            d.hile@kleinbank.com

with a copy to (which will not constitute notice):

Dorsey & Whitney LLP

Suite 1500

50 South Sixth Street

Minneapolis, MN 554809

Attention:      Jay L. Kim

Telephone:    612-492-6144

E-mail: kim.jay@dorsey.com

All such notices and other communications will be deemed to have been duly given as follows: when delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if delivered by mail; when receipt is electronically acknowledged, if e-mailed; and the next day after being delivered to an overnight delivery service.

9.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

9.4 No Third Party Beneficiaries. Except as otherwise provided in Section 6.8(c), nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

9.5 Schedules.

(a) Prior to or simultaneous with the execution of this Agreement, KFI delivered to Acquirer the KFI Disclosure Schedule, which set forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 4 or to one or more covenants contained herein (whether or not such section of this Agreement expressly references a schedule thereto). Except as set forth in the Acquirer Disclosure Schedule or KFI Disclosure Schedule, the information contained therein is dated as of the close of business on the Business Day prior to the date of this Agreement or, if delivered pursuant to Section 6.7, as of such date delivered. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. In the event of any inconsistency between the statements in this Agreement and statements in the Acquirer or KFI Disclosure Schedule, the statements in this Agreement will control and the statements in the Acquirer or KFI Disclosure Schedule will be disregarded.

(b) For purposes of this Agreement, a schedule relating to a certain section may incorporate by reference disclosures made in other schedules; provided, however, that any disclosure with respect to a particular schedule or section will be deemed adequately disclosed in other schedules or sections to the extent it is readily and reasonably apparent from the nature of the disclosure that such disclosure also applies to such other schedules or sections.

9.6 Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders will be deemed to include the others if the context requires. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular if the context requires. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “but not limited to,” whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to any money or currency or use of “$” will be in U.S. dollars. Except as the context may otherwise require, references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to a statute will be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

9.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties will negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

9.8 Complete Agreement. This Agreement and the Exhibits hereto, together with the Ancillary Documents, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral. Each party to this Agreement acknowledges that its respective counterparty has made no representations, warranties, agreements, undertakings or promises except for those expressly set forth in this Agreement or in any of the Ancillary Documents to which each is a party. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

9.9 Governing Law. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF INDIANA WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

9.10 Submission to Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of the courts of the United States of America located in Indiana solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Ancillary Documents, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Litigation relating to the interpretation or enforcement of this Agreement or any of the Ancillary Documents, that either of such parties is not subject thereto or that such Litigation may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any Ancillary Document may not be enforced in or by such courts. The parties hereto irrevocably agree that all claims with respect to such Litigation will be heard and determined in such courts. The parties hereby consent to and grant any such court’s jurisdiction over such parties and over the subject matter of such dispute, and agree that mailing of process or other papers in connection with any such Litigation in the manner provided in Section 9.2 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

9.11 Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of each of KFI, KleinBank and their respective Subsidiaries, is unique, that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at Law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at Law or in equity (without any requirement that Acquirer or KFI provide any bond or other security). The parties waive any defense that a remedy at Law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

9.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

9.13 Investigation of Representations, Warranties and Covenants. No investigation made by or on behalf of the parties hereto or the results of any such investigation will constitute a waiver of any representation, warranty or covenant of any other party.

9.14 No Survival of Representations. The representations, warranties and covenants made by KFI and Acquirer in this Agreement or in any instrument delivered pursuant to this Agreement will terminate on, and will have no further force or effect after, the first to occur of (a) the Effective Time or (b) the date on which this Agreement is terminated as set forth herein, and thereafter Acquirer, KFI and all the respective directors, officers and employees of Acquirer and KFI will have no further liability with respect thereto. The covenants contained in Sections 8.3 and 8.4 shall survive the termination of this Agreement. The covenants contained in Section 6.8 shall survive the termination of the Effective Time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

OLD NATIONAL BANCORP

By:	/S/ ROBERT G. JONES

Robert G. Jones, Chairman of the Board and
Chief Executive Officer

KLEIN FINANCIAL, INC.

By	/S/ W. DOUGLAS HILE

W. Douglas Hile, President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF BANK MERGER AGREEMENT

[Attached hereto]

Agreement To Merge

between

OLD NATIONAL BANK

and

KLEINBANK

under the charter of

OLD NATIONAL BANK

under the title of

OLD NATIONAL BANK

This agreement made as of [•],[•], between Old National Bank (hereinafter referred to as “ONB”), a banking association organized under the laws of the United States, being located at One Main Street, Evansville, county of Vanderburgh, in the state of Indiana, and KleinBank, a Minnesota state bank (hereinafter referred to as “KleinBank”), organized under the laws of the State of Minnesota, being located at 1550 Audubon Road, Chaska, Carver County, Minnesota, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215a), witnessed as follows:

Section 1.

KleinBank shall be merged into ONB under the charter of the latter.

Section 2.

The name of the receiving association (hereinafter referred to as the “Association”) shall be Old National Bank.

Section 3.

The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office to be located at One Main Street, Evansville Indiana 47708, and at its legally established branches.

Section 4.

The amount of capital stock of the Association shall be as specified in the Articles of Association of the Association.

Section 5.

All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description of each of the merging banks existing as of the effective time of the merger.

Section 6.

Each issued and outstanding share of capital stock of ONB is held by Old National Bancorp, an Indiana corporation and a financial holding company registered under the Bank Holding Company Act of 1956, as amended. Each issued and outstanding share of capital stock of KleinBank is held by Klein Financial, Inc. (“KFI”), a Minnesota corporation and a financial holding company under the federal Bank Holding Company Act of 1956, as amended.

Simultaneous with the merger of KleinBank into ONB, KFI shall merge with and into Old National Bancorp. In that merger, the outstanding shares of KFI will be cancelled in exchange for consideration equal to [•] shares of Old National Bancorp’s common stock for each share of KFI common stock properly tendered, subject to adjustment procedures set forth in the Agreement and Plan of Merger by and between Old National Bancorp and Klein Financial, Inc. dated June 20, 2018 (“Merger Agreement”).

The obligation of each of Old National Bancorp and KFI to merge is subject to the satisfaction or waiver (subject to applicable law) of all the conditions set forth in the Merger Agreement. The merger of KleinBank into ONB is subject to completion of the merger of Old National Bancorp and KFI.

Effective simultaneously with the merger of KFI into Old National Bancorp, and subject to the terms and conditions of this agreement, (i) each share of capital stock of KleinBank shall be extinguished, canceled and retired and no consideration shall be paid therefor; and (ii) each share of capital stock of ONB shall remain issued and outstanding as fully paid and non-assessable shares of capital stock of the Association.

Section 7.

Neither of the banks shall declare nor pay any dividend to its shareholders between the date of the agreement and the time at which the merger shall become effective, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value.

Section 8.

The present board of directors of ONB shall continue to serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

Section 9.

From and after the time this merger shall become effective as specified in the approval issued by the Comptroller of the Currency, the Articles of Association of ONB shall be the Articles of Association of the Association.

Section 10.

This agreement shall automatically terminate, without any further action by either party hereto, immediately upon the termination of the Merger Agreement.

Section 11.

This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

Section 12.

If applicable, the Association will assume any liquidation account of KleinBank that was established for the benefit of KleinBank’s eligible account holders. In the event of a complete liquidation of ONB, ONB shall comply with the requirements of the regulations of the Office of the Comptroller of the Currency with respect to the amount and the priorities on liquidation of each of eligible account holder’s inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible account holder’s inchoate interest in the liquidation account shall not entitle such eligible account holder to any voting rights at meetings of Association’s shareholders.

[The remainder of this page is intentionally blank.]

WITNESS, the signatures of the merging banks this [•] day of [•],[•] each set by its president and attested to by its secretary, pursuant to a resolution of its board of directors, acting by a majority.

OLD NATIONAL BANK

By:
Robert G. Jones, Chairman of the Board and Chief Executive Officer

KLEINBANK

By:
[•]

[SIGNATURE PAGE TO BANK MERGER AGREEMENT]

EXHIBIT B

FORM OF HOLDING COMPANY ARTICLES OF MERGER

[Attached hereto]

ARTICLES OF MERGER

OF

KLEIN FINANCIAL, INC.

(A Minnesota Corporation)

WITH AND INTO

OLD NATIONAL BANCORP

(An Indiana Corporation)

In compliance with the requirements of the Indiana Business Corporation Law, as amended (the “Act”), the undersigned corporations, desiring to effect a merger, set forth the following facts:

Article I

SURVIVING CORPORATION

Section 1. The corporation surviving the merger is Old National Bancorp (the “Surviving Corporation”). The Surviving Corporation’s name will not change as a result of the merger and will remain “Old National Bancorp.”

Section 2. The Surviving Corporation is a domestic corporation existing pursuant to the provisions of the Act, was incorporated in Indiana on July 19, 1982, and will maintain its principal office at One Main Street, Evansville, Vanderburgh County, Indiana 47708.

Article II

MERGING CORPORATION

The name, state of incorporation and date of incorporation of the corporation, other than the Surviving Corporation, which is a party to the merger is as follows:

Klein Financial, Inc.

(Name of Corporation)

Minnesota	January 2, 1975
(State of Domicile)	(Date of Incorporation)

Article III

PLAN OF MERGER

Old National Bancorp and Klein Financial, Inc. entered into that Agreement and Plan of Merger (the “Merger Agreement”) dated June 20, 2018. The Merger Agreement contains such information as required by the Act.

Article IV

MANNER OF ADOPTION AND VOTE

Section 1. Action by Surviving Corporation

A. Action by Directors. The Merger Agreement was adopted at a meeting of the Board of Directors of Old National Bancorp duly held and convened on [•], 2018.

B. Vote of Shareholders. Approval by Old National Bancorp’s shareholders of the Merger Agreement is not required pursuant to Section 23-1-40-3(g) of the Act.

Section 2. Action by Merging Corporation

A. Action by Directors. The Merger Agreement was adopted at a meeting of the Board of Directors of Klein Financial, Inc. duly held and convened on June 20, 2018.

B. Vote of Shareholders. With respect to Klein Financial, Inc., the designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Merger Agreement, and number of shares voted in favor or against or having abstained as to the Merger Agreement are set forth below:

Designation of Voting Group	Voting Common Stock
Number of Outstanding Shares	[•]
Number of Votes Entitled to be Cast	[•]
Shares Voted in Favor	[•]
Shares Voted Against	[•]
Shares Abstained	[•]

The number of votes cast for approval of the Merger Agreement by the shareholders of Klein Financial, Inc. was sufficient for approval thereof.

Article V

EFFECTIVE DATE AND TIME

The effective date and time of the merger hereby effectuated shall be 1:01 a.m. Eastern Daylight Time, 12:01 a.m., Central Daylight Time, [•,] 2018.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned Surviving Corporation and Merging Corporation, by their respective authorized officers, acting for and on behalf of such corporations, hereby execute these Articles of Merger; and each of such corporations certifies to the truth of the facts and acts relating to it and the action taken by its respective Board of Directors and shareholders.

Dated this [•] day of [•], 2018

OLD NATIONAL BANCORP

By:
	Name:	Robert G. Jones
	Title:	Chairman of the Board and Chief Executive Officer

KLEIN FINANCIAL, INC.

By:
	Name:	W. Douglas Hile
	Title:	President

[SIGNATURE PAGE TO INDIANA ARTICLES OF MERGER]

EXHIBIT C

FORM OF MINNESOTA ARTICLES OF MERGER

[Attached hereto]

ARTICLES OF MERGER

OF

KLEIN FINANCIAL, INC.

(A Minnesota Corporation)

WITH AND INTO

OLD NATIONAL BANCORP

(An Indiana Corporation)

Pursuant to the provisions of Chapter 302A of the Minnesota Business Corporation Act (the “MBCA”), the following Articles of Merger are executed for the purpose of effecting a merger (the “Merger”) of Klein Financial, Inc., a Minnesota corporation, (“Klein Financial”) with and into Old National Bancorp, an Indiana corporation (“Old National Bancorp”).

Article I

CONSTITUENT ORGANIZATIONS

Klein Financial and Old National Bancorp are the parties to the Merger (collectively, the “Constituent Organizations”).

Article II

SURVIVING CORPORATION

Old National Bancorp shall survive the Merger, and effective upon effectiveness of the Merger, Old National Bancorp shall remain “Old National Bancorp”, an Indiana corporation (the “Surviving Corporation”).

Article III

PLAN OF MERGER

Old National Bancorp and Klein Financial have adopted a Plan of Merger containing such information as required by Section 302A.611 of the MBCA, a copy of which is attached hereto as Exhibit A and by reference made a part hereof.

This Plan of Merger has been approved by each Constituent Organization pursuant to Chapter 302A of the MBCA.

Article IV

FOREIGN CORPORATION STATUS

The Surviving Corporation agrees that it may be served with process in the state of Minnesota in any proceeding for the enforcement of an obligation of a Constituent Organization and in any proceeding for the enforcement of the rights of a dissenting shareholder of a Constituent Organization against it.

The Minnesota Secretary of State is irrevocably appointed as its agent to accept service of process in any such proceeding; and the address to which process may be forwarded is One Main Street, P.O. Box 718, Evansville, Indiana 47705.

Surviving Corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of Minnesota which is a party to the merger the amount, if any, to which they are entitled under Chapter 302A.473 of the MBCA.

Article V

EFFECTIVE DATE AND TIME

The effective date and time of the Merger hereby effectuated shall be 1:01 a.m. Eastern Daylight Time, 12:01 a.m., Central Daylight Time, [•], 2018.

Article VI

COUNTERPARTS

These Articles of Merger may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Articles of Merger. Each and any person named a party hereto may execute these Articles of Merger by signing any such counterpart. The parties may execute these Articles of Merger by means of portable document format (PDF) signature, and any such signature shall be of the same force and effect as an original signature. The parties agree that receipt of such executed counterparts shall be binding on such parties.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned Old National Bancorp and Klein Financial, by their respective authorized officers, acting for and on behalf of such corporations, hereby execute these Articles of Merger, and each of such corporations certifies to the truth of the facts and acts relating to it and the action taken by its respective Board of Directors and shareholders.

Dated this [•] day of [•], 2018.

OLD NATIONAL BANCORP

By:
Robert G. Jones, Chairman of the Board and Chief Executive Officer

KLEIN FINANCIAL, INC.

By:
W. Douglas Hile, President

[SIGNATURE PAGE TO MINNESOTA ARTICLES OF MERGER]

Exhibit A

PLAN OF MERGER

PLAN OF MERGER

THIS PLAN OF MERGER (“Agreement”) is made and entered into this [•] day of [•], [•] by and between Old National Bancorp (“ONB” or the “Surviving Corporation”) and Klein Financial, Inc. (“KFI” or the “Merging Corporation”).

W I T N E S S E T H:

WHEREAS, ONB is an Indiana corporation registered as a financial holding company under the federal Bank Holding Company Act of 1956, as amended (the “BHC Act”), with its principal office located in Evansville, Vanderburgh County, Indiana; and

WHEREAS, KFI is a Minnesota corporation registered as a financial holding company under the BHC Act, with its principal office located in 1550 Audubon Road, Chaska, Carver County, Minnesota; and

WHEREAS, ONB and KFI seek to affiliate through a corporate reorganization whereby KFI will merge with and into ONB; and

WHEREAS, pursuant to a separate Agreement and Plan of Merger (the “Merger Agreement”), dated June 20, 2018, KFI has agreed to merge with and into ONB; and

WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective corporations and their respective shareholders to consummate the merger provided for herein and have approved this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of KFI with and into ONB, and the mode of carrying such merger into effect as follows:

ARTICLE I.

THE MERGER

Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined herein), KFI shall be merged with and into and under the Articles of Incorporation of ONB (the “Merger”). ONB shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Indiana. At the Effective Time, the separate corporate existence of KFI shall cease.

ARTICLE II.

THE SURVIVING CORPORATION

Section 2.1 Name and Offices. Upon and following the Effective Time of the Merger, the name of the Surviving Corporation shall be Old National Bancorp, and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law (the “IBCL”). The principal office of the Surviving Corporation shall be located at One Main Street, Evansville, Vanderburgh County, Indiana until such time as the Board of Directors designates otherwise.

Section 2.2 Authorized Shares. The total number of shares that ONB shall have authority to issue is 300,000,000 shares of common stock and 2,000,000 shares of preferred stock.

Section 2.3 Directors of the Surviving Corporation. The directors of the Surviving Corporation following the Effective Time shall be those individuals serving as directors of ONB at the Effective Time until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director.

Section 2.4 Officers of the Surviving Corporation. The officers of ONB serving at the Effective Time shall continue to serve as the officers of the Surviving Corporation, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office.

Section 2.5 Articles of Incorporation and Bylaws.

(a)	Articles of Incorporation. The Articles of Incorporation of ONB in existence at the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation following the Effective Time, until such Articles of Incorporation shall be amended or repealed as provided therein or by applicable law.

(b)	Bylaws. The Bylaws of ONB in existence at the Effective Time shall remain the Bylaws of the Surviving Corporation following the Effective Time, until such Bylaws shall be amended or repealed as provided therein or by applicable law.

Section 2.6 Effect of the Merger. At the Effective Time, the title to all assets, real estate and other property owned by KFI shall vest in Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended, without reversion or impairment. At the Effective Time, all liabilities of KFI shall be assumed by Surviving Corporation as set forth in Indiana Code Section 23-1-40-6, as amended.

ARTICLE III.

MANNER AND BASIS OF EXCHANGE OF STOCK

Section 3.1 Manner of Conversion of Shares. Upon and by virtue of the Merger becoming effective at the Effective Time, each share of common stock of KFI issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive [•] shares of common stock of ONB, without par value, as adjusted pursuant to the Merger Agreement by virtue of the Merger, without any action on the part of the holder thereof (except for dissenting shares and for shares as provided in Section 3.5 below) (“Merger Consideration”).

Section 3.2 Effect of Conversion. At and after the Effective Time, each share of common stock of KFI shall represent only the right to receive the Merger Consideration.

Section 3.3 Stock Exchange. Each holder of KFI common stock shall, upon the completion and execution of appropriate documentation requested by ONB, be entitled to receive from the Surviving Corporation a statement of ownership of book-entry shares representing that number of shares of ONB common stock that each holder of KFI has the right to receive pursuant to Section 3.1 hereof.

Section 3.5 Treasury Stock. Each share of KFI common stock that, immediately prior to the Effective Time, is held as treasury stock of KFI or held directly or indirectly by ONB (other than shares held by ONB in a fiduciary capacity or in satisfaction of a debt previously contracted) shall by virtue of the Merger be canceled and retired and shall cease to exist, and no exchange or payment shall be made therefor.

ARTICLE IV.

CONDITIONS PRECEDENT

The obligation of ONB and KFI to consummate the Merger contemplated by this Agreement is subject to the receipt of all required approvals of the shareholders of KFI, the receipt of all appropriate orders, consents, approvals and clearances from all necessary regulatory agencies and governmental authorities whose orders, consents, approvals or clearances are required by law for consummation of the Merger, as well as the satisfaction of the conditions set forth in the Merger Agreement.

ARTICLE V.

EFFECTIVE TIME

Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective on the date and at the time specified in the Articles of Merger filed with the Minnesota Secretary of State.

ARTICLE VI.

TERMINATION

Section 6.1 Manner of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time as provided in the Merger Agreement.

Section 6.2 Effect of Termination. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or liabilities by reason of this Agreement or the termination thereof on the part of either party hereto or their respective directors, officers, employees, agents and shareholders, except as expressly provided in the Merger Agreement, including without limitation: (i) the confidentiality provisions of the Merger Agreement; and (ii) the payment of their respective expenses, as set forth in the Merger Agreement.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.2 Entire Agreement. This Agreement, together with the Merger Agreement and the Ancillary Documents (as defined in the Merger Agreement), set forth the entire understanding of the parties hereto with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous understandings with respect to the subject matter hereof. This Agreement is delivered subject to the terms and conditions of the Merger Agreement and in the event of any conflict between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

Section 7.3 Notices. Any notices, request or instruction to be given hereunder to any party hereto shall be in writing and delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid to the other party hereto and marked to the attention of the Chairman of the Board or President of such party.

Section 7.4 Amendments; Waivers. No amendments of this Agreement shall be binding unless executed in writing by all parties hereto. Any waiver of any provision of this Agreement shall be in writing, and no waiver of any provision shall be deemed a waiver of any other provision or constitute a continuing waiver.

Section 7.5 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had ever been contained herein.

Section 7.6 Governing Law. This Agreement has been executed and delivered in the State of [Indiana] and shall be construed and governed in accordance with the laws of the State of Indiana, without reference to the conflict or choice of law principles thereof.

Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, Old National Bancorp and Klein Financial, Inc. have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed and attested by their duly authorized officers.

Old National Bancorp

By:
Robert G. Jones, Chairman of the Board and Chief Executive Officer

Klein Financial, Inc.

By:
W. Douglas Hile, President

[SIGNATURE PAGE TO HOLDING COMPANY PLAN OF MERGER]

EXHIBIT D

FORM OF SHAREHOLDER VOTING AGREEMENT

[Attached hereto]

D-1

FORM OF SHAREHOLDER VOTING AGREEMENT

The undersigned hereby agrees in his capacity as an individual shareholder and as a trustee of the Trusts identified on the signature page below to vote the shares of Klein Financial, Inc. (“KFI”) Common Stock that are registered in his name, and to take action in his capacity as a trustee to cause each Trust to vote the shares KFI Common Stock that are registered in its name, in favor of the Agreement and Plan of Merger by and between Old National Bancorp and KFI, dated [•], 2018 (the “Agreement”). In addition, the undersigned hereby agrees not to make, or take any action to cause any Trust to make, any transfers of shares of KFI Common Stock with the purpose of avoiding the agreement set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement.

The undersigned is entering into this Voting Agreement solely in his capacity as a shareholder and as a trustee of the Trusts and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to limit or affect the authority of the undersigned, in the undersigned’s capacity as a director, employee, officer or agent of KFI, or as a trustee of a Trust, if applicable, to act or fail to act in accordance with: the undersigned’s fiduciary duties in such capacity, applicable trust agreements and applicable law. Furthermore, the undersigned makes no agreement or understanding herein in his or her capacity as a director, employee, officer or agent of KFI.

Notwithstanding any contrary provision herein, this Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the consummation of the Merger (as defined in the Agreement), (b) the termination of the Agreement in accordance with its terms, (c) the taking of such action whereby a majority of the Board of Directors of KFI, in accordance with the terms and conditions of Section 6.3 of the Agreement, withdraws its favorable recommendation of the Agreement to its shareholders; (d) the adoption of the Agreement by the shareholders of KFI; or (e) December 31, 2019.

This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Dated this                  day of                         , 2018.

_______________________________

[insert name]

D-2

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

[Attached hereto]

FORM OF LOCK-UP AGREEMENT

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

In connection with the proposed acquisition (the “Acquisition”) of Klein Financial, Inc. (“KFI”) by Old National Bancorp (“Acquirer”), and in consideration of KFI and Acquirer entering into the Agreement and Plan of Merger dated on or about June 20, 2018, (the “Merger Agreement;” certain terms used herein and not defined herein are used herein as defined in the Merger Agreement), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce Acquirer to close the Merger, the undersigned, a KFI shareholder and a trustee of the Trusts identified below, each of which will receive Acquirer common stock (the “Acquirer Common Stock”) in exchange for its KFI Common Stock, hereby agrees with Acquirer as follows:

1. During the period commencing as of the Effective Time specified in the Merger Agreement and expiring the lesser of ninety (90) days thereafter or sixty (60) days thereafter if the Closing Date would have occurred on November 30, 2018 but for the penultimate sentence of Section 2.2(d) of the Merger Agreement, the undersigned will not and will not take any action to cause or permit any of the Trusts to:

(a) offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of Acquirer Common Stock owned by the undersigned or to be received by the undersigned pursuant to the Merger, or securities owned beneficially by the undersigned, directly or indirectly, including establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Acquirer Common Stock;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Acquirer Common Stock, whether any such transaction is to be settled by delivery of Acquirer Common Stock or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Acquirer Common Stock or any other securities of Acquirer; or

(d) publicly disclose an intention to effect any such transaction.

2. This Lock-Up Agreement will not prohibit the undersigned from making or acting to cause or permit any Trust to make (a) bona fide gifts of Acquirer Common Stock to family members or family trusts, (b) any transfer of Acquirer Common Stock for estate planning purposes to persons immediately related to such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, (c) transfers of Acquirer Common Stock to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (d) transfers of Acquirer Common Stock to any entity directly or indirectly controlled by or under common control with the undersigned, provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) or (d) of this sentence, prior to such transfer, the donee, distributee, transferee, or the trustee or legal guardian on behalf of any donee, distributee or transferee agrees in writing to be bound by the terms of this Lock-Up Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3. The undersigned also agrees and consents to the entry of stop transfer instructions with Acquirer as its transfer agent and registrar against the transfer of the undersigned’s Acquirer Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Acquirer as its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

4. It is understood that if the Merger Agreement entered into in connection with the Merger has been terminated without the consummation of the Merger, this Lock-Up Agreement shall be cancelled and of no further force and effect.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement; provided that, to the extent that the undersigned is executing this Lock-Up Agreement in his capacity as a trustee of a Trust, nothing in this Lock-Up Agreement is intended or shall be construed to limit or affect the authority of the undersigned to act or fail to act in accordance with: the undersigned’s fiduciary duties in such capacity, applicable trust agreements and applicable law. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

6. The undersigned understands that Acquirer will proceed with the Acquisition of KFI in reliance on this Lock-Up Agreement. Moreover, the undersigned understands and agrees that Acquirer and KFI are relying upon the accuracy, completeness, and truth of the undersigned’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

7. The parties agree that irreparable damage would occur if this Lock-Up Agreement is not performed in accordance with the terms hereof and that Acquirer shall be entitled to equitable relief, including but not limited to injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which it is entitled at law or in equity. If Acquirer institutes any legal suit, action or proceeding against the undersigned arising out of this Lock-Up Agreement, Acquirer shall be entitled to receive, in addition to all other damages to which it may be entitled, all costs Acquirer incurs, including attorneys’ fees and expenses and court costs.

[Signature Page Follows]

SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the undersigned has completed this Lock-up Agreement in connection with the undersigned’s receipt of shares of Acquirer Common Stock in connection with the Merger, and authorizes KFI and Acquirer to rely on this Lock-up Agreement as hereinabove described.

Date:

[insert name] Individually and in his capacity as Trustee of the below
Trusts: [insert Trust names]

Acknowledged by: OLD NATIONAL BANCORP

By: Robert G. Jones, Chairman of the Board and Chief Executive Officer

[Acquirer Signature Page to Lock-Up Agreement]

FORM OF LOCK-UP AGREEMENT

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

In connection with the proposed acquisition (the “Acquisition”) of Klein Financial, Inc. (“KFI”) by Old National Bancorp (“Acquirer”), and in consideration of KFI and Acquirer entering into the Agreement and Plan of Merger dated on or about June 20, 2018, (the “Merger Agreement;” certain terms used herein and not defined herein are used herein as defined in the Merger Agreement), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce Acquirer to close the Merger, the undersigned, a KFI shareholder who will receive Acquirer common stock (the “Acquirer Common Stock”) in exchange for its KFI Common Stock, hereby agrees with Acquirer as follows:

1. During the period commencing as of the Effective Time specified in the Merger Agreement and expiring the lesser of ninety (90) days thereafter or sixty (60) days thereafter if the Closing Date would have occurred on November 30, 2018 but for the penultimate sentence of Section 2.2(d) of the Merger Agreement, the undersigned will not and will not take any action to:

(a) offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition or otherwise) of more than 40% of the Acquirer Common Stock to be received by the undersigned pursuant to the Merger;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Acquirer Common Stock, whether any such transaction is to be settled by delivery of Acquirer Common Stock or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Acquirer Common Stock or any other securities of Acquirer; or

(d) publicly disclose an intention to effect any such transaction.

2. This Lock-Up Agreement will not prohibit the undersigned from making (a) bona fide gifts of Acquirer Common Stock to family members or family trusts, (b) any transfer of Acquirer Common Stock for estate planning purposes to persons immediately related to such transferor by blood, marriage or adoption, or any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, (c) transfers of Acquirer Common Stock to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (d) transfers of Acquirer Common Stock to any entity directly or indirectly controlled by or under common control with the undersigned, provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) or (d) of this sentence, prior to such transfer, the donee, distributee, transferee, or the trustee or legal guardian on behalf of any donee, distributee or transferee agrees in writing to be bound by the terms of this Lock-Up Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3. The undersigned also agrees and consents to the entry of stop transfer instructions with Acquirer as its transfer agent and registrar against the transfer of the undersigned’s Acquirer Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Acquirer as its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

4. It is understood that if the Merger Agreement entered into in connection with the Merger has been terminated without the consummation of the Merger, this Lock-Up Agreement shall be cancelled and of no further force and effect.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement; provided that, to the extent that the undersigned is a trust, nothing in this Lock-Up Agreement is intended or shall be construed to limit or affect the authority of the trustees of such trust to act or fail to act in accordance with: such trustees’ fiduciary duties in such capacity, applicable trust agreements and applicable law. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

6. The undersigned understands that Acquirer will proceed with the Acquisition of KFI in reliance on this Lock-Up Agreement. Moreover, the undersigned understands and agrees that Acquirer and KFI are relying upon the accuracy, completeness, and truth of the undersigned’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

7. The parties agree that irreparable damage would occur if this Lock-Up Agreement is not performed in accordance with the terms hereof and that Acquirer shall be entitled to equitable relief, including but not limited to injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which it is entitled at law or in equity. If Acquirer institutes any legal suit, action or proceeding against the undersigned arising out of this Lock-Up Agreement, Acquirer shall be entitled to receive, in addition to all other damages to which it may be entitled, all costs Acquirer incurs, including attorneys’ fees and expenses and court costs.

[Signature Page Follows]

SIGNATURE PAGE TO LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the undersigned has completed this Lock-up Agreement in connection with the undersigned’s receipt of shares of Acquirer Common Stock in connection with the Merger, and authorizes KFI and Acquirer to rely on this Lock-up Agreement as hereinabove described.

Date:

[insert name]
Individually and in his capacity as Trustee of the below Trusts:
[insert Trust names]

Acknowledged by:

OLD NATIONAL BANCORP

By: Robert G. Jones, Chairman of the Board and Chief Executive Officer

[Acquirer Signature Page to Lock-Up Agreement]

EXHIBIT F

KFI CONSOLIDATED SHAREHOLDERS’ EQUITY

SAMPLE CALCULATION

[Attached hereto]

F-1

Exhibit F

KFI Consolidated Shareholder Equity (Sample Calculation)

	9/30/2018
Shareolder Equity 12/31/2017	$216,400
Total Cash Distributions	($12,900)
Capital Distribution	*($5,800)*
Prior Fiscal Year Tax Distribution	*($2,600)*
Current Fiscal YearTax Distribution	*($4,500)*
Net Income	$26,720
Shareholder Equity	$230,220
AOCI Exclusion	$4,410
Plus Transaction Expenses	$0
Plus Acquirer Requested ALLL Adjustments (Section 5.9)	*$0*
Plus Accruals per Section 6.4	*$0*
Plus Dividends & Distributions Paid per Section 5.1(c)(iv) or 5.7(f)	*$0*
KFI Consolidated Shareholders Equity	***$234,630***
Transaction Expenses*:	
Legal	$0
Accounting	$0
Financial Advisory Fees	$0
Contract Termination	$0
Severance Costs	$0
Executive CIC	$0
Executive Transaction Pool	$0
Retention Bonus	$0
Long Term Incentive Plan	$0
SERP	$0
Tail Insurance	$0
Other(Travel, Meals, Marketing)	$0
Total	$0

* As defined in the Agreement and including but not limited to the specific items listed

4825-0311-1019\1

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EXHIBIT G

FORM OF TAX INDEMNITY LETTER

[Attached hereto]

G-1

FORM OF TAX INDEMNITY LETTER

                    , 2018

[name of recipient]

[address of recipient]

Re: Merger of Klein Financial, Inc. and Old National Bancorp--Tax Distribution Indemnification Amount

Dear [                    :

Pursuant to the Agreement and Plan of Merger dated as of June __, 2018 (the “Merger Agreement”), by and between Old National Bancorp (“Acquirer”) and Klein Financial, Inc. (“KFI”), KFI will be merged with and into Acquirer, effective as of [date].

Pursuant to Section 5.7 of the Merger Agreement, KFI is not permitted to pay cash distributions after the date of the Merger Agreement to cover income tax liabilities related to your allocated federal and state taxable income in connection with your ownership of KFI Common Stock (“Tax Distributions”). Acquirer understands and acknowledges that, as a result of KFI not paying Tax Distributions for the remainder of 2018 tax year, you have not received funds from KFI to pay quarterly estimated taxes as required by applicable federal and state law and your failure to pay quarterly estimated taxes may result in the imposition of penalties and interest charges.

Acquirer agrees to indemnify you for all penalties, interest or additions to tax assessed to you as a result of a failure to pay estimated taxes on a timely basis in the amounts due in connection with the allocated components of your KFI 2018 federal and state taxable income (the “Tax Distribution Indemnification Amount”). Acquirer will pay the Tax Distribution Indemnification Amount to you no later than five days after receipt from you of the certifications described in the following paragraph. Acquirer will not pay any penalties, interest or additions to tax assessed to you as a result of a failure to pay estimated taxes on a timely basis with respect to taxable income unrelated to KFI, or if you failed to timely make the appropriate estimated tax payments in 2018 related to tax distributions from KFI with respect to the April 17, 2018 and June 15, 2018 estimated tax payments.

You must prepare and file, or cause to be prepared and filed, your federal and state income tax returns for 2018 in accordance with your past practice (to the extent such past practice complies with applicable law). If penalties, interest or any additions to tax attributable to the failure to pay estimated taxes in a timely manner in connection with the allocated components of your KFI 2018 taxable income are reported on the income tax returns as due and payable, you must provide to Acquirer a written certification of the Tax Distribution Indemnification Amount. If, after filing the relevant income tax returns, you receive notice of assessment from the tax authorities that any additional penalties, interest or additions to tax attributable to failure to pay 2018 estimated taxes in a timely manner relating to KFI 2018 taxable income are due and payable, Shareholder shall provide to Acquirer a written certification of this additional Tax Distribution Indemnification Amount. In each case, your certification as

G-2

to the amount due shall be conclusive absent manifest error and include a certification that you (i) timely made the appropriate estimated tax payments in 2018 related to tax distributions from KFI with respect to the April 17, 2018 and June 15, 2018 estimated tax payments and (ii) made good faith efforts to minimize any penalties, interest and additions to tax assessed and to minimize any estimated quarterly estimated tax payments after June 15, 2018 related to KFI taxable income. Acquirer may only object to the payment of the Tax Distribution Indemnification Amount in the event that Acquirer disputes an aggregate amount of $100,000 or greater with respect to the Tax Distribution Indemnification Amount for all shareholders of KFI.

This letter summarizes the understanding and agreement of the Acquirer and you regarding the Tax Distribution Indemnification Amount. If you agree to the terms set forth in this letter please sign as indicated below and return the signed letter to the Acquirer at the address set forth above.

Very truly yours,

Former KFI Shareholder:

G-3